VARIANT ALTERNATIVE INCOME FUND

PROSPECTUS

Institutional Class Shares
Investor Class Shares

August 25, 2020

The Variant Alternative Income Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund operates as an interval fund pursuant to Rule 23c-3 of the Investment Company Act, and has adopted a fundamental policy to conduct quarterly repurchase offers at net asset value (“NAV”). Institutional shares commenced operations on October 1, 2018. Investor class shares commenced operations on October 31, 2018. The Fund operates under an Agreement and Declaration of Trust (“Declaration of Trust”) dated April 4, 2018 (the “Declaration of Trust”). Variant Investments, LLC serves as the investment adviser (the “Investment Manager”) of the Fund. The Investment Manager is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended. The Fund has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”).

The investment objective of the Fund is to seek to provide a high level of current income. Capital appreciation is considered a secondary objective. Under normal market conditions, the Fund seeks to achieve its investment objective by investing, directly or indirectly, a majority of its net assets (plus any borrowings for investment purposes) in alternative income-generating investments. The Fund may allocate its assets through direct investments and investments in a wide range of investment vehicles (“Underlying Funds”). The Fund cannot guarantee that its investment objective will be achieved or that its investment strategy will be successful. SEE “PRINCIPAL RISK FACTORS” BEGINNING ON PAGE 14.

This Prospectus (the “Prospectus”) applies to the offering of two separate classes of shares of beneficial interest (“Shares”) of the Fund, designated as Institutional Class (“Institutional Class Shares”) and Investor Class (“Investor Class Shares”). The Fund commenced a public offering of its Shares in October 2018 and has publicly offered Shares since that time. The Shares will generally be offered for purchase on any business day, which is any day the New York Stock Exchange is open for business, in each case subject to any applicable sales charges, early repurchase fees and other fees, as described herein. The Shares will be issued at NAV per Share. The Fund has registered a total of $850,000,000 for sale under the registration statement to which this Prospectus relates. No Shareholder will have the right to require the Fund to redeem its Shares.

This Prospectus concisely provides information that you should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s Statement of Additional Information (the “SAI”), dated August 25, 2020, has been filed with the SEC. This Prospectus and the SAI are available on the Fund’s website, https://funds.variantinvestments.com. You may also request a free copy of this Prospectus, the SAI, annual and semi-annual reports, when available, and other information about the Fund, and make inquiries without charge by writing to the Fund, at Variant Alternative Income Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or by calling the Fund toll-free at (877) 770-7717. The SAI is incorporated by reference into this Prospectus in its entirety. The table of contents of the SAI appears on page 49 of this Prospectus. You can obtain the SAI, annual and semi-annual reports of the Fund, and other information about the Fund on the SEC’s website https://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Shares are an illiquid investment.

●	You should generally not expect to be able to sell your Shares (other than through the repurchase process), regardless of how the Fund performs.

●	Although the Fund is required to and has implemented a Share repurchase program, only a limited number of Shares will be eligible for repurchase by the Fund.

●	If you are permitted to sell your Shares to a third party rather than through the repurchase process, you may receive less than your purchase price.

●	The Fund does not intend to list the Shares on any securities exchange and the Fund does not expect a secondary market in the Shares to develop.

●	You should consider that you may not have access to the money you invest for an indefinite period of time.

●	An investment in the Shares is not suitable for you if you need foreseeable access to the money you invest.

●	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

●	The Fund commenced operations on October 1, 2018 and has limited history.

Investing in Shares may be considered speculative and involves a high degree of risk. Please review the “Principal Risk Factors” starting on page 14 of this Prospectus.

Total Offering(1)

	Institutional Class Shares	Investor Class Shares	Total
Price to Public (1) (2)	At Current Net Asset Value	At Current Net Asset Value	$850,000,000
Proceeds to Fund(3)	Amount Invested at Current Net Asset Value	Amount Invested at Current Net Asset Value	$850,000,000

(1)

Shares are offered on a continuous, best efforts basis and are offered at a price equal to the Fund’s net asset value (“NAV”) per share of the relevant Share class as of the date that the request to purchase the Shares is received and accepted by or on behalf of the Fund.

(2)

Foreside Fund Services, LLC (the “Distributor”) acts as the principal underwriter of the Fund’s Shares on a best-efforts basis. The Shares are being offered through the Distributor and may also be offered through other brokers or dealers that have entered into selling agreements with the Distributor. The Investment Manager and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into selling agreements with the Distributor) from time to time in connection with the distribution of Shares and/or the servicing of Shareholders and/or the Fund. These payments will be made out of the Investment Manager’s and/or affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. See “DISTRIBUTOR.” The minimum initial investment in Institutional Class Shares by any investor is $1 million and the minimum initial investment in Investor Class Shares by any investor is $25,000. However, the Fund, in its sole discretion, may accept investments below the minimum with respect to Institutional Class Shares. See “Fund Summary - The Offering.”

(3)	The Fund’s expenses are described under “FUND FEES AND EXPENSES” below.

Neither the SEC nor any state securities commission has determined whether this Prospectus is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should not construe the contents of this Prospectus and the SAI as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown below.

THE FUND’S PRINCIPAL UNDERWRITER IS FORESIDE FUND SERVICES, LLC.

The date of this Prospectus August 25, 2020

Interval Fund: The Fund has an interval fund structure pursuant to which the Fund, subject to applicable law, conducts quarterly repurchase offers for no less than 5% of the Fund’s Shares outstanding at NAV. While the minimum quarterly repurchase offer will be 5%, the amount of each quarterly repurchase offer will be subject to approval of the Board of Trustees (the “Board” and each of the trustees on the Board, a “Trustee”). It is also possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Shares repurchased. There is no assurance that you will be able to tender your Shares when or in the amount that you desire. The Fund’s Shares are not listed and the Fund does not currently intend to list its Shares for trading on any national securities exchange. There is not expected to be any secondary trading market in the Shares. The Shares are, therefore, not marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to try to provide liquidity to shareholders, you should consider the Shares to be illiquid.

Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Variant Alternative Income Fund’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically by contacting the Fund c/o UMB Fund Services at 235 West Galena Street, Milwaukee, WI 53212, or by calling toll-free at (877) 770-7717. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary.

You may elect to receive all future reports in paper free of charge. You can inform the Fund or your financial intermediary that you wish to continue receiving paper copies of your shareholder reports by contacting them directly. Your election to receive reports in paper will apply to the Fund and all funds held through your financial intermediary, as applicable.

FUND SUMMARY

This is only a summary and does not contain all of the information that investors should consider before investing in the Fund. Investors should review the more detailed information appearing elsewhere in this Prospectus and SAI, especially the information set forth under the heading “Principal Risk Factors.”

The Fund and the Shares

The Variant Alternative Income Fund (the “Fund”) is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and organized as a Delaware statutory trust on April 6, 2018. Variant Investments, LLC serves as the investment adviser (the “Investment Manager”) of the Fund. The Investment Manager provides day-to-day investment management services to the Fund. The Fund is non-diversified, which means that under the Investment Company Act, it is not limited in the percentage of its assets that it may invest in any single issuer of securities. The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers two separate classes of shares of beneficial interest (“Shares”) designated as Institutional Class (“Institutional Class Shares”) and Investor Class (“Investor Class Shares”). Institutional Class Shares and Investor Class Shares are subject to different fees and expenses. The Fund may offer additional classes of Shares in the future. The Fund has received an exemptive order from the SEC with respect to the Fund’s multi-class structure.

The Fund has satisfied and intends to continue to satisfy the requirements necessary to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”). First, the income requirement generally requires the Fund to derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to its business of investing in stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships. Second, the diversification requirement generally requires that, at the end of each quarter: (1) at least 50% of the Fund’s total assets are invested in (i) cash and cash items (including receivables), Federal Government securities and securities of other regulated investment companies; and (ii) securities of separate issuers, each of which amounts to no more than 5% of the Fund’s total assets (and no more than 10% of the issuer’s outstanding voting shares), and (2) no more than 25% of the Fund’s total assets are invested in (i) securities (other than Federal Government securities or the securities of other regulated investment companies) of any one issuer; (ii) the securities (other than the securities of other regulated investment companies) of two or more issuers which the taxpayer controls and which are engaged in the same or similar trades or businesses; or (iii) the securities of one or more qualified publicly traded partnerships. Third, the distribution requirement generally requires the Fund to distribute an amount equal to at least the sum of 90% of its investment company taxable income and 90% of its tax-exempt income, if any, for the year.

Investment Objective and Strategies

The Fund’s primary objective is to provide a high level of current income. Capital appreciation is considered a secondary objective. Under normal market conditions, the Fund seeks to achieve its investment objective by investing, directly or indirectly through a wide range of investment vehicles (“Underlying Funds”), a majority of its net assets (plus any borrowings for investment purposes) in alternative income-generating investments. Such investments are typically domestic and foreign privately-held investments that are outside of traditional public equity and bond markets. These positions typically generate an interest payment, pay dividends, or have other forms of distributions that generally accrue value over time. These assets may include, but are not limited to specialty finance, litigation finance-related investments, real estate equity and debt securities, transportation finance, portfolio finance, trade finance, royalties and warehouse facilities, as well as purchases of interests in private credit funds in the secondary market. The Fund may also invest in public securities, including public debt, master limited partnerships, business development companies, and preferred stock. The Fund allocates its investments across multiple strategies in both developed and emerging markets with varying levels of liquidity and credit quality, including distressed and defaulted investments. The Fund may use derivative investments and may have exposure to long and short positions across its asset classes to obtain the desired risk exposure consistent with its investment strategies. There can be no assurance that the Fund will achieve its investment objective.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without a vote of a majority (as defined in the Investment Company Act) of the Fund’s outstanding Shares.

The Investment Manager

As Investment Manager, Variant Investments, LLC provides day-to-day investment management services to the Fund. Its principal place of business is located at 10300 SW Greenburg Road, Suite 308, Portland, OR. The Investment Manager is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). As of August 1, 2020 approximately $479 million of assets were under the management of the Investment Manager and its affiliates.

Performance

Simultaneous with the commencement of the Fund’s operations (“Commencement of Operations”), the Variant Alternative Income Fund, L.P. (the “Predecessor Fund”), reorganized with and transferred substantially all of its portfolio securities into the Fund. The performance of Shares for periods before the Commencement of Operations is that of the Predecessor Fund. The Predecessor Fund’s performance has been adjusted to reflect the estimated gross expenses of the Shares (minus the projected Acquired Fund Fees and Expenses). For the estimated gross expenses of the Shares (including Acquired Fund Fees and Expenses), see “Fund Fees and Expenses.”

For past performance information of Shares, see “Performance.”

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE INVESTMENT RESULTS.

The Administrator

The Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services, including performing all actions related to the issuance and repurchase of Shares of the Fund. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and Expenses” below.

Fees and Expenses

The Fund bears its own operating expenses (including, without limitation, its offering expenses not paid by the Investment Manager). A more detailed discussion of the Fund’s expenses can be found under “FUND EXPENSES.”

Investment Management Fee. The Fund pays the Investment Manager a management fee (the “Investment Management Fee”) at an annual rate of 0.95%, and is calculated daily and payable monthly in arrears, based upon the Fund’s average daily “Managed Assets” (defined as total assets of the Fund (including any assets attributable to leverage that may be outstanding) minus the sum of accrued liabilities, including accrued fees and expenses, (other than debt representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares)). Because the Investment Management Fee is based on Managed Assets, the Investment Manager is paid more if the Fund uses leverage, which creates a conflict of interest for the Investment Manager. The Investment Manager seeks to manage that potential conflict by utilizing leverage only when it determines such action is in the best interests of the Fund. The Investment Management Fee is paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

Administration Fee. The Fund pays the Administrator a minimum monthly administration fee of $2,500, or $30,000 on an annualized basis (the “Administration Fees”). The Administration Fees are paid to the Administrator out of the assets of the Fund, and therefore decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services. See “ADMINISTRATION.”

The Fund has received exemptive relief from the SEC that allows the Fund, subject to certain conditions, to adopt a Distribution and Servicing Plan with respect to Investor Class Shares in compliance with Rule 12b-1 under the Investment Company Act. Under the Distribution and Servicing Plan, the Fund is permitted to pay as compensation up to 0.25% on an annualized basis of the aggregate net assets of the Fund attributable to Investor Class Shares, (the “Distribution and Servicing Fee”) to the Fund’s Distributor or other qualified recipients under the Distribution and Servicing Plan. The Distribution and Servicing Fee is paid out of the Fund’s assets and decreases the net profits or increases the net losses of the Fund. For purposes of determining the Distribution and Servicing Fee, net asset value (“NAV”) will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Institutional Class Shares are not subject to the Distribution and Servicing Plan. See “DISTRIBUTION AND SERVICING PLAN”.

The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 1.70% and 1.45% of the average daily net assets of Investor Class Shares and Institutional Class Shares, respectively (the “Expense Limit”). Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to exceed 1.70% and 1.45% of the average daily net assets of Investor Class Shares and Institutional Class Shares, respectively. For a period not to exceed three years from the date on which a Waiver is made, the Investment Manager may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit. The Expense Limitation and Reimbursement Agreement is in effect until October 31, 2020 and will automatically renew for consecutive one-year terms thereafter. This Agreement may be terminated at any time by the Fund’s Board of Trustees upon thirty (30) days’ written notice to the Investment Manager. This Agreement may be terminated by the Investment Manager as of the end of its then-current term upon thirty (30) days’ written notice to the Fund. See “FUND EXPENSES.”

The Offering

The minimum initial investment in the Fund for Institutional Class Shares is $1 million, and the minimum initial investment for Investor Class Shares is $25,000. However, the Fund, in its sole discretion, may accept investments below the minimum with respect to Institutional Class Shares.

The Shares will be offered in a continuous offering. Shares will generally be offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer pursuant to instructions provided to them by the Fund. Subscriptions are generally subject to the receipt of cleared funds and completed investor application.

A prospective investor must meet the definition of “accredited investor” under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). An “accredited investor” includes: (1) a bank or savings and loan association, insurance company, registered broker or dealer, registered investment company, business development company, and certain employee benefit plans with assets in excess of $5,000,000; (2) a 501(c)(3) organization with total assets in excess of $5,000,000; (3) any natural person whose individual net worth with that person’s spouse, at the time of purchase, exceeds $1,000,000 (excluding the value of the person’s primary residence and indebtedness secured by the person’s primary residence up to the fair market value of the primary residence, but including as a liability any indebtedness secured by the primary residence in excess of the estimated fair market value of the primary residence); (4) any natural person who has had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, (5) a trust with total assets in excess of $5,000,000; and (6) any entity in which all of the equity owners are accredited investors.

In addition, when amendments to Regulation D approved by the SEC are effective, the accredited investor definition will also include: a state or federal registered investment adviser or exempt reporting investment adviser; a rural business investment company; other entities not formed for the specific purpose of acquiring the securities offered owning investments in excess of $5,000,000; any natural person holding in good standing a Series 7, Series 65 or Series 82 license or holding other professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying for accredited investor status; a knowledgeable employee of a private fund; certain “family offices” with assets under management in excess of $5,000,000 and their “family clients”; and adding “spousal equivalent” to the accredited investor definition so that cohabitants in a relationship with a natural person may also pool their finances for purposes of subsection (3) and (4), above.

A prospective investor must submit a completed investor application prior to acceptance by the Fund. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time at the Board’s discretion.

No sales charge will be imposed on the sale of Investor or Institutional Shares.

Distribution Policy

The Fund intends to pay distributions at least quarterly on the Shares in amounts representing substantially all of the Fund’s net investment income, if any, earned each year. The Fund determines annually whether to distribute any net realized long-term capital gains in excess of net realized short-term capital losses (including capital loss carryover); however, it may distribute any excess annually to its shareholders.

The exact amount of distributable income for each fiscal year can only be determined at the end of the Fund’s fiscal year, April 30. Under Section 19 of the Investment Company Act, the Fund is required to indicate the sources of certain distributions to shareholders. The estimated distribution composition may vary from quarter to quarter because it may be materially impacted by future income, expenses and realized gains and losses on securities and fluctuations in the value of the currencies in which Fund assets are denominated.

Each Shareholder whose Shares are registered in its own name will automatically be registered in the Fund’s dividend reinvestment program (the “DRIP”) and have all income dividends and distributions and/or capital gains distributions automatically reinvested in Shares priced at the then-current NAV unless such Shareholder, at any time, specifically elects to “opt out” of the dividend reinvestment plan so as to receive income dividends and/or capital gains distributions in cash. A Shareholder receiving Shares under the DRIP instead of cash distributions may still owe taxes and, because Fund Shares are generally illiquid, may need other sources of funds to pay any taxes due. All correspondence or requests for additional information regarding the DRIP, including inquiries and elections to receive income dividends and/or capital gains distributions in cash should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at (877) 770-7717 or 235 West Galena Street, Milwaukee, WI 53212. Shareholders who hold their Shares in the name of a broker or dealer participating in the offering should contact the broker or dealer to determine whether and how they may participate in, or opt out of, the DRIP. See “DIVIDEND REINVESTMENT PLAN” and “TAXES – TAXATION OF THE FUND – Distributions to Shareholders.”

Repurchase Offers

The Fund provides a limited degree of liquidity to the Shareholders by conducting repurchase offers quarterly. In each repurchase offer, the Fund may offer to repurchase its Shares at their NAV as determined as of approximately March 15, June 15, September 15 and December 15, of each year, as applicable (each, a “Valuation Date”). Each repurchase offer will be for no less than 5% of the Fund’s Shares outstanding, but if the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares directly through the Fund and not through a registered investment adviser or other intermediary (“Authorized Intermediary”) for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be the Valuation Date. See “TENDER OFFERS/OFFERS TO REPURCHASE.”

Risk Factors

The Fund is subject to substantial risks — including market risks, liquidity risks and strategy risks. There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, activities of the Investment Manager and its affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets. Prospective investors should review carefully the “PRINCIPAL RISK FACTORS” section of this Prospectus. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested.

Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. Past results of the Investment Manager, its principals, and the Fund are not indicative of future results. See “PRINCIPAL RISK FACTORS.”

Summary of Taxation

The Fund has elected to be treated and qualify as a regulated investment company (a “RIC”) for federal income tax purposes. As a RIC, the Fund will generally not be subject to federal corporate income tax, provided that when it is a RIC, it distributes out all of its income and gains each year. See “TAXES.”

FUND FEES AND EXPENSES

The following tables describe the aggregate fees and expenses that the Fund expects to incur and that the Shareholders can expect to bear, either directly or indirectly, through the Fund’s investments. More information about these and other discounts is available from your financial professional and in the section titled “Purchasing Shares” beginning on page 46 of this Prospectus.

	Institutional Class Shares	Investor Class Shares
TRANSACTION EXPENSES:
Maximum Sales Charge (Load) (as a percentage of subscription amount)	None	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)	None	None

ANNUAL EXPENSES (AS A PERCENTAGE OF NET ASSETS ATTRIBUTABLE TO SHARES)(1)
Management Fees(2)	0.95%	0.95%
Distribution and Servicing Fee(3)	None	0.25%
Other Expenses(4)	0.53%	0.53%
Fees and Interest Payments on Borrowed Funds(4)	0.05%	0.05%
Acquired Fund Fees & Expenses(4) (5)	0.73%	0.73%
Total Annual Expenses	2.26%	2.51%
Expense Reimbursement(4) (6)	-0.03%	-0.03%
Net Annual Expenses	2.23%	2.48%

(1)	This table summarizes the expenses of the Fund and is designed to help investors understand the costs and expenses they will bear, directly or indirectly, by investing in the Fund.

(2)

The fee charged by the Investment Manager is 0.95% of the average daily Managed Assets of the Fund on an annual basis, payable monthly in arrears and determined as of month end. “Managed Assets” means the total assets of the Fund (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities (other than debt representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares). The management fee shown in the table above is higher than the contractual rate because the management fee in the table is required to be calculated as a percentage of average net assets, rather than managed assets. Because the Management Fee is based on the Fund’s average daily Managed Assets the Fund’s use of leverage, if any, will increase the Management Fee paid to the Investment Manager. For the current fiscal year, borrowings are estimated to represent between 0%-25% of the Fund’s assets after such issuance with a projected annual interest rate of 6%. The Management Fee will be paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

(3)

The Fund has been granted exemptive relief to offer multiple classes of shares and to adopt a distribution and servicing plan for Investor Class Shares. Investors may pay a Distribution and Servicing Fee of up to 0.25% on an annualized basis of the aggregate net assets of the Fund attributable to Investor Class Shares to the Fund’s Distributor or other qualified recipients. Payment of the Distribution and Servicing Fee is governed by the Distribution and Servicing Plan for Investor Class Shares, which, pursuant to the conditions of the exemptive order, has been adopted by the Fund with respect to Investor Class Shares in compliance with Rule 12b-1 under the Investment Company Act. Institutional Class Shares are not subject to the Distribution and Servicing Fee. See “DISTRIBUTION AND SERVICING PLAN.”

(4)	Other Expenses, Fees, and Interest Payments on Borrowed Funds, and Acquired Fund Fees Expenses represent estimated amounts for the current fiscal year.

(5)

Shareholders indirectly bear a portion of the asset-based fees, incentive allocations and other expenses incurred by the Fund as an investor in Underlying Funds. Managers of registered investment companies and private funds generally receive management fees, typically ranging between 0.0% and 2% per annum of such fund’s assets under their management, as well as, in some cases, quarterly or annual incentive allocations typically ranging between 0% and 20% of any profits earned during the applicable calculation period. These incentive allocations are generally calculated on a “high water mark” basis or after a preferred return hurdle has been met. With a high water mark structure, incentive allocations are only payable on cumulative profits in excess of the previous quarter-end, year-end or lifetime high water mark. With a preferred return structure, the carried interest is only payable when the annual return is greater than the specified hurdle rate. The Investment Manager does not participate in any of the fees or allocations paid to these managers. The acquired fund fees and expenses shown are an estimate of such amounts for the first year of the Fund’s operations.

(6)	The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and

Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 1.70% and 1.45% of the average daily net assets of Investor Class Shares and Institutional Class Shares, respectively (the “Expense Limit”). Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to exceed 1.70% and 1.45% of the average daily net assets of Investor Class Shares and Institutional Class Shares, respectively. For a period not to exceed three years from the date on which a Waiver is made, the Investment Manager may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit. The Expense Limitation and Reimbursement Agreement is in effect until October 31, 2020 and will automatically renew for consecutive one-year terms thereafter. This Agreement may be terminated at any time by the Fund’s Board of Trustees upon thirty (30) days’ written notice to the Investment Manager. This Agreement may be terminated by the Investment Manager as of the end of its then-current term upon thirty (30) days’ written notice to the Fund.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, is an estimate based on anticipated investments in the Fund and anticipated expenses for the current fiscal year of the Fund’s operations, and includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator and custodian. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND EXPENSES,” and “PURCHASING SHARES.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown (except that the example reflects the expense limitation for the one-year period and the first year of each additional period). The assumption in the hypothetical example of a 5% annual return is the same as that required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Shares.

EXAMPLE

Institutional Class Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$23	$70	$121	$259

Investor Class Shares

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$25	$78	$133	$284

The example is based on the annual fees and expenses of Institutional Class Shares and Investor Class Shares set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

FINANCIAL HIGHLIGHTS

The information contained in the table below for the fiscal period from October 1, 2018 (commencement of operations) to April 30, 2019 and for the fiscal year ended April 30, 2020 sets forth selected information derived from the Fund’s financial statements. Financial statements for the fiscal period ended April 30, 2019 and the fiscal year ended April 30, 2020 have been audited by Cohen & Company, Ltd., the Fund’s independent registered public accounting firm. Cohen & Company, Ltd.’s report, along with the Fund’s financial statements and notes thereto, which are included in the Fund’s annual report for the fiscal year ended April 30, 2020, are incorporated by reference into this Prospectus. The Fund’s annual report is available upon request and without charge from the Fund by calling (877) 770-7717, visiting the Fund’s website at https://funds.variantinvestments.com or by following the hyperlink: https://www.sec.gov/Archives/edgar/data/1736510/000139834420013429/fp0055084_ncsr.htm. The information in the table below should be read in conjunction with each of those financial statements and the notes thereto.

Financial Highlights Investor Class
Per share operating performance. For a capital share outstanding throughout each year/period.
	For the Year Ended April 30, 2020	For the Period Ended April 30, 2019[1]
Net asset value, beginning of year/period	$25.80	$25.16
Income from Investment Operations:
Net investment income [2]	1.26	0.87
Net realized and unrealized gain (loss)	0.80	0.60
Total from investment operations	2.06	1.47

Less Distributions:
From net investment income	(1.54)	(0.83)
From net realized gains	–	–
Total distributions	(1.54)	(0.83)

Net asset value, end of year/period	$26.32	$25.80

Total return [3]	8.14%	5.51%[4]

Ratios and Supplemental Data:
Net assets, end of period (in thousands)	$2,441	$498

Ratio of expenses to average net assets:
(including interest and revolving credit facility expense)
Before fees waived [6]	1.78%	3.42%[5]
After fees waived [6]	1.75%	1.88%[5]
Ratio of expenses to average net assets:
(excluding interest and revolving credit facility expense)
Before fees waived [6]	1.73%	3.24%[5]
After fees waived [6]	1.70%	1.70%[5]
Ratio of net investment income to average net assets:
(including interest and revolving credit facility expense)
Before fees waived [6]	4.71%	5.33%[5]
After fees waived [6]	4.74%	6.87%[5]
Ratio of net investment income to average net assets:
(excluding interest and revolving credit facility expense)
Before fees waived [6]	4.76%	5.50%[5]
After fees waived [6]	4.79%	7.04%[5]

Portfolio turnover rate	21%	21%[4]

[1]	For the period October 31, 2018 (commencement of operations) to April 30, 2019.
[2]	Based on average shares outstanding for the period.
[3]

Total returns would have been lower had expenses not been waived by the Investment Manager. Returns shown include Rule 12b-1 fees of up to 0.25% and do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

[4]	Not Annualized.
[5]	Annualized.
[6]	The expenses and net investment loss ratios include income or expenses of the private investment companies and special purpose vehicles valued at practical expedient in which the Fund invests.

Financial Highlights Institutional Class
Per share operating performance. For a capital share outstanding throughout each year/period.
	For the Year Ended April 30, 2020	For the Period Ended April 30, 2019[1]
Net asset value, beginning of year/period	$25.79	$25.00
Income from Investment Operations:
Net investment income [2]	1.33	0.97
Net realized and unrealized gain (loss)	0.79	0.69
Total from investment operations	2.12	1.66

Less Distributions:
From net investment income	(1.59)	(0.87)
From net realized gains	–	–
Total distributions	(1.59)	(0.87)

Net asset value, end of year/period	$26.32	$25.79

Total return [3]	8.38%	6.29%[4]

Ratios and Supplemental Data:
Net assets, end of period (in thousands)	$378,040	$62,603

Ratio of expenses to average net assets:
(including interest and revolving credit facility expense)
Before fees waived [6]	1.53%	3.05%[5]
After fees waived [6]	1.50%	1.60%[5]
Ratio of expenses to average net assets:
(excluding interest and revolving credit facility expense)
Before fees waived [6]	1.48%	2.90%[5]
After fees waived [6]	1.45%	1.45%[5]
Ratio of net investment income to average net assets:
(including interest and revolving credit facility expense)
Before fees waived [6]	4.96%	5.13%[5]
After fees waived [6]	4.99%	6.58%[5]
Ratio of net investment income to average net assets:
(excluding interest and revolving credit facility expense)
Before fees waived [6]	5.01%	5.28%[5]
After fees waived [6]	5.04%	6.73%[5]

Portfolio turnover rate	21%	21%[4]

[1]	For the period October 1, 2018 (commencement of operations) to April 30, 2019.
[2]	Based on average shares outstanding for the period.
[3]

Total returns would have been lower had expenses not been waived by the Investment Manager. Returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

[4]	Not annualized.
[5]	Annualized.
[6]	The expenses and net investment loss ratios include income or expenses of the private investment companies and special purpose vehicles valued at practical expedient in which the Fund invests.

USE OF PROCEEDS

The proceeds from the sale of Shares, not including the amount of any sales charges and the Fund’s fees and expenses (including, without limitation, offering expenses not paid by the Investment Manager), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable, but in no event later than three months after receipt, consistent with market conditions and the availability of suitable investments. Delays in investing the Fund’s assets may occur, for example, because of the time required to complete certain transactions, but any such delay will not exceed three months after the receipt of funds.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in high-quality, short-term debt securities and money market instruments. In addition, subject to applicable law, the Fund may invest in high-quality short-term debt securities and money market instruments for (i) temporary defensive purposes in amounts up to 100% of the Fund’s assets in response to adverse market, economic, or political conditions and (ii) retaining flexibility in meeting share repurchases, paying expenses and identifying and assessing investment opportunities. These short-term debt securities and money market instruments include cash, shares of other mutual funds, commercial paper, certificates of deposit, bankers’ acceptances, U.S. government securities, and repurchase agreements. To the extent that the Fund invests in money market mutual funds for its cash position, there will be some duplication of expenses because the Fund will bear its pro rata portion of such money market funds’ management fees and operational expenses. Taking a temporary defensive position may result in the Fund not achieving its investment objective.

INVESTMENT OBJECTIVE AND STRATEGIES

INVESTMENT OBJECTIVE

The Fund has a primary objective of providing a high level of current income. Capital appreciation is a secondary objective of the Fund. Under normal market conditions, the Fund seeks to achieve its investment objective by investing, directly or indirectly, a majority of its net assets (plus any borrowings for investment purposes) in alternative income-generating investments. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT STRATEGIES AND OVERVIEW OF INVESTMENT PROCESS

Under normal market conditions, the Fund seeks to achieve its investment objective by investing, directly or indirectly through a wide range of investment vehicles (“Underlying Funds”), a majority of its net assets (plus any borrowings for investment purposes) in alternative income-generating investments. Such investments are typically domestic and foreign privately-held investments that are outside of traditional public equity and bond markets. These positions typically generate an interest payment, pay dividends, or have other forms of distributions that generally accrue value over time. These assets may include, but are not limited to specialty finance, litigation finance-related investments, real estate equity and debt securities, transportation finance, portfolio finance, trade finance, royalties and warehouse facilities, as well as purchases of interests in private credit funds in the secondary market. The Fund may also invest in public securities, including public debt, master limited partnerships, business development companies, and preferred stock. The Fund allocates its investments across multiple strategies in both developed and emerging markets with varying levels of liquidity and credit quality, including distressed and defaulted investments. The Fund may use derivative investments and may have exposure to long and short positions across its asset classes to obtain the desired risk exposure consistent with its investment strategies.

The Fund invests in a wide range of publicly traded and privately issued or negotiated securities (securities for which the price is negotiated between private parties) including, but not limited to, asset-backed and other fixed income securities and derivatives. The Fund may also invest in government and corporate bonds, futures and other derivative instruments, closed-end funds and other investment vehicles, convertible securities and other securities and investment products as described more fully herein under “Principal Risk Factors.” There is no minimum credit standard as a prerequisite to an investment in any security. As a result, the Fund may invest in debt securities that are rated below investment grade (i.e., “junk bonds”) and are considered speculative, including distressed bonds. The Fund may invest in fixed income securities of any maturity and duration. Duration is a measure of the fixed income investment’s sensitivity to interest rates. For example, a bond with a duration of 3 years would lose 3% of its value if interest rates rose by 1%, or would gain 3% if interest rates declined by 1%. The Fund may invest in domestic and foreign securities, in developed and/or emerging markets, without limitation. The Fund’s allocation to various security types and various asset classes will vary over time in response to changing market opportunities.

For either investment or hedging purposes, certain Underlying Funds may engage in short sales and/or invest substantially in a broad range of derivative instruments. To manage risk, seek or alter particular portfolio exposure, enhance return (including through the use of leverage), or for other purposes, the Fund may engage in certain investment strategies involving derivatives, such as options, futures, forward currency contracts, interest rate swaps and futures, Euro dollar futures, and credit default swaps (“Commodity Interests”) (i) with aggregate net notional value of up to 100% of the Fund’s net assets, or (ii) for which the initial margin and premiums do not exceed 5% of its net assets, in each case excluding bona fide hedging transactions. Certain Underlying Funds may be highly dependent on the use of futures and other derivative instruments, and to the extent that they become unavailable, this may limit the Underlying Fund fully implementing its investment strategy.

Except as otherwise indicated, the Fund may change its investment objective and any of its investment policies, restrictions, strategies, and techniques without Shareholder approval. The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares.

Investment Process

The Investment Manager seeks to achieve its investment objectives primarily through the allocation of the Fund’s assets to a broad range of investment opportunities in a manner that supports the Fund’s objectives, subject to risk and liquidity constraints. In general, the principal elements of the Investment Manager’s process include (i) opportunity identification and analysis; (ii) strategy access optimization; (iii) portfolio construction; (iv) liquidity management; and (v) exposure monitoring.

●

Opportunity Identification and Analysis. The investment process generally begins with the identification of compelling investment opportunities that are consistent with the investment mandate of the Fund. In general, the Investment Manager emphasizes assets that generate a large percentage of total return from income or accrual of value rather than capital gains. The Fund generally emphasizes alternative investment opportunities that are less common in the traditional public debt and equity markets. Upon discovery of a potentially suitable opportunity, the Investment Manager conducts extensive due diligence on the underlying assets. Using available quantitative and qualitative inputs, the Investment Manager assesses whether the expected return from the asset class, under a range of potential market conditions and economic scenarios, is sufficient relative to the expected risk of the asset. In addition to traditional analysis of investment risk, such as volatility, drawdown, sensitivity and stress testing, the assessment process also considers liquidity risk, under both normal and adverse market conditions, and idiosyncratic risks, including legal, regulatory and operational risks.

Strategy Access Optimization. After a potentially suitable asset is identified, the Investment Manager conducts an extensive search to determine the optimal means of accessing the exposure. Best strategy access is informed by a wide range of factors, but generally seeks to maximize investment objectives relative to risk, net of all fees and expenses. The process also takes into account practical considerations of the investment such as liquidity, transparency, valuation, access, capacity, diversification, operational complexity, and various legal, tax and regulatory considerations.

●

Portfolio Construction. Each potential position in the Fund is assessed for its contribution to overall portfolio objectives as well its relationship to other existing positions in the portfolio. The Investment Manager seeks to diversify exposures in terms of distinct investment ideas and also common risk factors over a range of scenarios. Where appropriate, the Investment Manager may implement hedges to reduce exposure to common risk factors.

●

Liquidity Management. The investment selection process will also be impacted by the potential liquidity needs of the Fund, including compliance with all Investment Company Act requirements. Every position is assessed in terms of length of commitment, the timing and probability of future cash flows, and the ability to liquidate or redeem the exposure under a variety of market conditions. Certain private funds may also involve pledging commitments to invest at future dates and require multi-year commitments that are subject to extensions and holdbacks. The Investment Manager aims to structure the portfolio in a manner that balances meeting the potential liquidity needs of investors with the attractive return potential associated with longer-term investment commitments. The Investment Manager seeks to minimize uninvested cash balances and deploys a variety of tools, including the potential use of borrowing, to guard against underinvestment.

●

Exposure Monitoring. After an investment is executed, the Investment Manager will continuously monitor the exposure to ensure that it is advancing portfolio objectives relative to expectations and other potential opportunities.

Temporary and Defensive Strategies

The Fund may, from time to time in its sole discretion, for temporary or defensive purposes, deviate from its investment strategy by taking positions in money market mutual funds, cash, cash equivalents, securities issued or guaranteed by the U.S. government or its instrumentalities or agencies, high quality, short-term money market instruments, short-term debt securities, certificates of deposit, bankers’ acceptances and other bank obligations, commercial paper or other liquid debt securities. The Fund may not achieve its investment objectives when it does so.

PRINCIPAL RISK FACTORS

All investments carry risks to some degree. The Fund cannot guarantee that its investment objective will be achieved or that its strategy of investing will be successful. An investment in the Fund involves substantial risks, including the risk that the entire amount invested may be lost. The following principal risks, which are listed in order of significance with the most significant appearing first, could affect the value of your investment:

GENERAL RISKS

LIMITED LIQUIDITY. Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. There is no assurance that you will be able to tender your Shares when or in the amount that you desire. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

REPURCHASE OFFERS. The Fund is a closed-end investment company structured as an “interval fund” and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class NAV, of not less than 5% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that Shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. Under current regulations, such offers must be for not less than 5% nor more than 25% of the Fund’s Shares outstanding on the repurchase request deadline. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased.

The Fund’s repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Such a decrease may therefore force the Fund to sell assets it would not otherwise sell. It may also reduce the investment opportunities available to it and cause its expense ratio to increase.

Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise want, potentially resulting in losses, and may increase the Fund’s portfolio turnover, subject to such policies as may be established by the Board in an attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Shares.

If a Shareholder tenders all of its Shares (or a portion of its Shares) in connection with a repurchase offer made by the Fund, that tender may not be rescinded by the Shareholder after the date on which the repurchase offer terminates. However, although the amount payable to the Shareholder will be based on the value of the Fund’s assets as of the repurchase date, the value of Shares that are tendered by Shareholders generally will not be determined until approximately fourteen (14) days after the repurchase offer terminates. Thus, a Shareholder will not know its repurchase price until after it has irrevocably tendered its Shares.

UNDERLYING FUNDS RISK. Your cost of investing in the Fund, due to its investments in Underlying Funds, may be higher than the cost of investing in a fund that only invests directly in individual securities. If the Fund invests its assets in underlying closed-end funds, mutual funds, exchange-traded funds, private funds or other pooled vehicles, the Fund’s ability to achieve its investment objective depends largely on the performance of the Underlying Funds selected. Each of the Underlying Funds has its own investment risks, and those risks can affect the value of the Underlying Funds’ shares and therefore the value of the Fund’s investments. There can be no assurance that the investment objective of any Underlying Fund will be achieved. An Underlying Fund may change its investment objective or policies without the Fund’s approval, which could force the Fund to withdraw its investment from such Underlying Fund at a time that is unfavorable to the Fund. In addition, one Underlying Fund may buy the same securities that another Underlying Fund sells. Therefore, the Fund would indirectly bear the costs of these trades without accomplishing any investment purpose.

LEGAL, TAX AND REGULATORY. Legal, tax and regulatory changes could occur that may materially adversely affect the Fund, its investments, and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. Certain changes have already been proposed, and additional changes are expected. For example, the regulatory and tax environment for derivative instruments in which the Fund may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Fund and the ability of the Fund to pursue its trading strategies. Similarly, the regulatory environment for leveraged investors is evolving, and changes in the direct or indirect regulation of leveraged investors may materially adversely affect the ability of the Fund to pursue its investment objective or strategies. Increased regulatory oversight and other legislation or regulation could result. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Fund and/or limit potential investment strategies that would have otherwise been used by the Fund in order to seek to obtain higher returns. New or revised laws or regulations may be imposed by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (the “IRS”), the U.S. Federal Reserve or other governmental regulatory authorities or self-regulatory organizations that could adversely affect the Fund. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by governmental regulatory authorities or self-regulatory organizations. The Investment Manager has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the rules of the CFTC with respect to the Fund, and, therefore, the Investment Manager is not subject to CFTC registration or regulation as a CPO with respect to the Fund. In addition, the Investment Manager is relying upon a related exemption from the definition of “commodity trading advisor” under the CEA and the rules of the CFTC.

BORROWING, USE OF LEVERAGE. The Fund may leverage its investments by “borrowing,” use of swap agreements, options or other derivative instruments, use of short sales or issuing preferred stock or preferred debt. The use of leverage increases both risk and profit potential. The Investment Manager may cause the Fund to use various methods to leverage investments, including (i) borrowing, (ii) issuing preferred stock or preferred debt, (iii) swap agreements or other derivative instruments, or (iv) a combination of these methods. The Fund expects that under normal business conditions it will utilize a combination of the leverage methods described above. The Fund is subject to the Investment Company Act requirement that an investment company limit its borrowings to no more than 50% of its total assets for preferred stock or preferred debt and 33 1/3% of its total assets for debt securities, including amounts borrowed, measured at the time the investment company incurs the indebtedness. Although leverage may increase profits, it exposes the Fund to credit risk, greater market risks and higher current expenses. The effect of leverage with respect to any investment in a market that moves adversely to such investment could result in a loss to the investment portfolio of the Fund that would be substantially greater than if the investment were not leveraged. Also, access to leverage and financing could be impaired by many factors, including market forces or regulatory changes, and there can be no assurance that the Fund will be able to secure or maintain adequate leverage or financing.

Margin borrowings and transactions involving forwards, swaps, futures, options and other derivative instruments could result in certain additional risks to the Fund. In such transactions, counterparties and lenders will likely require the Fund to post collateral to support its obligations. Should the securities and other assets pledged as collateral decline in value or should brokers increase their maintenance margin requirements (i.e., reduce the percentage of a position that can be financed), the Fund could be subject to a “margin call,” pursuant to which it must either deposit additional funds with the broker or suffer mandatory liquidation of the pledged assets to compensate for the decline in value. In the event of a precipitous drop in the value of pledged securities, the Fund might not be able to liquidate assets quickly enough to pay off the margin debt or provide additional collateral and may suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses.

LIMITED OPERATING HISTORY. The Fund commenced operations on October 1, 2018 and has limited operating history. In addition, the Investment Manager has not previously managed a publicly offered investment vehicle, such as the Fund. The Fund is designed primarily as a long-term investment vehicle and not as a trading tool. An investment in the Fund’s securities should not constitute a complete investment program for any investor and involves a high degree of risk. Due to the uncertainty in all investments, there can be no assurance that the Fund will achieve its investment objective. The value of the Fund’s shares could decline substantially and cause you to lose some or all of your investment.

PORTFOLIO TURNOVER. The Fund may sell securities without regard to the length of time they have been held to take advantage of new investment opportunities, when the Investment Manager feels either the securities no longer meet its investment criteria or the potential for capital appreciation has lessened, or for other reasons. The Fund’s portfolio turnover rate may vary from year to year. A high portfolio turnover rate (100% or more) increases the Fund’s transaction costs (including brokerage commissions and dealer costs), which would adversely impact the Fund’s performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if the Fund had lower portfolio turnover. The turnover rate will not be a limiting factor, however, if the Investment Manager considers portfolio changes appropriate.

NON-DIVERSIFIED STATUS. The Fund is a “non-diversified” management investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more securities are allocated a relatively large percentage of the Fund’s assets, losses suffered by such securities could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of securities. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

NON-QUALIFICATION AS A REGULATED INVESTMENT COMPANY. If for any taxable year the Fund were to fail to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1, of the Code, all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions. To qualify as a regulated investment company, the Fund must meet three tests each year regarding (i) the diversification of the assets it holds, (ii) the income it earns, and (iii) the amount of taxable income that it distributes to shareholders. These requirements and certain additional tax risks associated with investments in the Fund are discussed in “TAXES” in this Prospectus.

PANDEMIC RISK. The continuing spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including securities the Fund holds, and may adversely affect the Fund’s investments and operations. The outbreak was first detected in December 2019 and subsequently spread globally. The transmission of COVID-19 and efforts to contain its spread have resulted in international and domestic travel restrictions and disruptions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, quarantines, event and service cancellations or interruptions, disruptions to business operations (including staff reductions), supply chains and consumer activity, as well as general concern and uncertainty that has negatively affected the economic environment. These disruptions have led to instability in the marketplace, including stock and credit market losses and overall volatility. The impact of COVID-19, and other infectious illness outbreaks, epidemics or pandemics that may arise in the future, could adversely affect the economies of many nations or the entire global economy, the financial performance of individual issuers, borrowers and sectors and the health of the markets generally in potentially significant and unforeseen ways. In addition, the impact of infectious illnesses, such as COVID-19, in emerging market countries may be greater due to generally less established healthcare systems. This crisis or other public health crises may exacerbate other pre-existing political, social and economic risks in certain countries or globally.

The Fund and the Investment Manager have in place business continuity plans reasonably designed to ensure that they maintain normal business operations, and that the Fund, its portfolio and assets are protected. However, in the event of a pandemic or an outbreak, such as COVID-19, there can be no assurance that the Fund, its adviser and service providers, or the Fund’s portfolio companies, will be able to maintain normal business operations for an extended period of time or will not lose the services of key personnel on a temporary or long-term basis due to illness or other reasons. A pandemic or disease could also impair the information technology and other operational systems upon which the Fund’s adviser rely and could otherwise disrupt the ability of the Fund’s service providers to perform essential tasks.

To satisfy any repurchase requests during periods of extreme volatility, such as those associated with COVID-19, it is more likely the Fund will be required to dispose of portfolio investments at unfavorable prices compared to their intrinsic value. In addition, any repurchase completed while the Fund has unrealized losses may cause the investors whose shares were repurchased to crystalize their losses even if such unrealized losses do not ultimately convert into realized losses. You should review this Prospectus and the SAI to understand the Fund’s discretion to implement temporary defensive measures.

The foregoing could lead to a significant economic downturn or recession, increased market volatility, a greater number of market closures, higher default rates and adverse effects on the values and liquidity of securities or other assets. Such impacts, which may vary across asset classes, may adversely affect the performance of the Fund’s investments, the Fund and your investment in the Fund. In certain cases, an exchange or market may close or issue trading halts on either specific securities or even the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or to accurately price its investments.

Governmental authorities and regulators throughout the world, such as the U.S. Federal Reserve, have in the past responded to major economic disruptions with changes to fiscal and monetary policy, including but not limited to, direct capital infusions, new monetary programs and dramatically lower interest rates. Certain of those policy changes are being implemented in response to the COVID-19 pandemic. Such policy changes may adversely affect the value, volatility and liquidity of dividend and interest paying securities. The effect of recent efforts undertaken by the U.S. Federal Reserve to address the economic impact of the COVID-19 pandemic, such as the reduction of the federal funds target rate, and other monetary and fiscal actions that may be taken by the U.S. federal government to stimulate the U.S. economy, are not yet fully known. The duration of the COVID-19 outbreak and its full impacts are also unknown, resulting in a high degree of uncertainty for potentially extended periods of time, especially in certain sectors in which the Fund may make investments.

INVESTMENT-RELATED RISKS

GENERAL INVESTMENT-RELATED RISKS

LIQUIDITY RISK. The Fund may invest in securities of any market capitalization and may be exposed to liquidity risk when trading volume, lack of a market maker, or legal restrictions impair the Fund’s ability to sell particular securities or close derivative positions at an advantageous price or in a timely manner. In the event certain securities experience limited trading volumes, the prices of such securities may display abrupt or erratic movements at times. In addition, it may be more difficult for the Fund to buy and sell significant amounts of such securities without an unfavorable impact on prevailing market prices. The Fund may purchase securities eligible for resale under Rule 144A under the Securities Act. An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible securities held by the Fund, could affect adversely the marketability of certain Rule 144A securities, and the Fund might be unable to dispose of such securities promptly or at reasonable prices. To the extent that liquid Rule 144A securities held by the Fund become illiquid, due to the lack of sufficient qualified institutional buyers or market or other conditions, the assets invested in illiquid assets would increase and the fair value of such investments may become not readily determinable. In addition, if for any reason the Fund is required to liquidate all or a portion of a portfolio quickly, such portfolio may realize significantly less than the fair value at which it previously recorded these investments. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale. The market prices, if any, for such illiquid investments tend to be volatile and may not be readily ascertainable and the Fund or Underlying Funds may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. Because of valuation uncertainty, the fair values of such illiquid investments reflected in the NAV of the Fund or Underlying Funds attributable to such investment may not necessarily reflect the prices that would actually be obtained by the Fund or Underlying Funds when such investments are realized. If the realization occurs at a price that is significantly lower than the NAV attributable to such investment, the Fund will suffer a loss. Moreover, securities in which the Fund or an Underlying Fund may invest include those that are not listed on a stock exchange or traded in an over-the-counter market. As a result of the absence of a public trading market for these securities, they may be less liquid than publicly traded securities. The size of the Fund’s or Underlying Funds’ position may magnify the effect of a decrease in market liquidity for such instruments. Changes in overall market leverage, deleveraging as a consequence of a decision by the counterparties with which the Fund or Underlying Funds enter into repurchase/reverse repurchase agreements or derivative transactions to reduce the level of leverage available, or the liquidation by other market participants of the same or similar positions, may also adversely affect the Fund’s or a Underlying Fund’s portfolio.

VALUATION RISKS. Given the substantial investment by the Fund in private securities, there is no reliable liquid market available for the purposes of valuing the majority of the Fund’s investments. Valuation may require more research, and elements of judgment may play a greater role in the valuation of private securities as compared to public securities because there is less reliable objective data available. There can be no guarantee that the basis of calculation of the value of the Fund’s investments used in the valuation process will reflect the actual value on realization of those investments. The Investment Manager is entitled to receive a management fee for its services to the Fund, which is based, in part, on the value of the Fund’s investments. This creates a potential conflict of interest as the Investment Manager is involved in the valuation of the Fund’s investments. For listed securities for which market quotations are readily available, the Fund’s Administrator obtains prices from recognized independent pricing agents at the last quoted sale price at which a security is traded as of the close of business on a day when the Fund calculates its NAV. If there is no such reported sale on that day, a listed security is generally priced at the closing bid price for securities held long or at the closing ask price for securities held short.

DUE DILIGENCE RISK. The Fund conducts, and may use third parties to conduct, due diligence on prospective investments. In conducting such due diligence, the investment professionals of the Fund’s Investment Manager, will use publicly available information as well as information from their relationships with former and current management teams, consultants, competitors and investment bankers. Such level of due diligence may not, however, reveal all matters and issues, material or otherwise, relating to prospective investments. In addition, the Investment Manager may rely upon independent consultants in connection with its evaluation of proposed investments. There can be no assurance that these consultants will accurately evaluate such investments.

FRAUD RISK. Of paramount concern in loan investments is the possibility of material misrepresentation or omission on the part of the borrower or loan seller. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Fund to perfect or effectuate a lien on the collateral securing the loan. The Fund will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness.

ALTERNATIVE INVESTMENTS RISK. Alternative investments provide limited liquidity and include, among other things, the risks inherent in investing in securities, futures, commodities and derivatives, using leverage and engaging in short sales. An investment in alternative investment products is speculative, involves substantial risks, and should not constitute a complete investment program.

GENERAL ECONOMIC AND MARKET CONDITIONS. The success of the Fund’s investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of investments held by the Fund. Unexpected volatility or illiquidity could impair the Fund’s profitability or result in losses.

ASSET ALLOCATION RISK. The Fund’s investment performance depends, at least in part, on how its assets are allocated and reallocated among asset classes and strategies. Such allocation could result in the Fund holding asset classes or investments that perform poorly or underperform other asset classes, strategies or available investments.

EXPEDITED INVESTMENT DECISIONS RISK. Investment analyses and decisions may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available may be more limited and there may insufficient time available to complete typical due diligence processes, thereby potentially increasing the risk of an adverse investment result.

DIFFICULTY IN LOCATING SUITABLE INVESTMENTS RISK. The success of the Fund will depend, in part, on the ability to identify and execute suitable investments that meet its investment objectives. The targeted asset classes are often limited in capacity or inconsistent in the supply of available opportunities. In addition, the market for attractive investment opportunities is highly competitive and the ability to execute at attractive prices and terms may deteriorate as new competitors enter the market. The investment process requires a substantial amount of upfront work and may involve a high degree of uncertainty around the ultimate execution of a deal. As a result of these factors, the Fund may hold elevated levels of cash or experience reduced returns on investments over time.

COUNTERPARTY RISK. Investments and investment transactions are subject to various counterparty risks. The counterparties to transactions in over-the-counter or “inter-dealer” markets are typically subject to lesser credit evaluation and regulatory oversight compared to members of “exchange-based” markets. This may increase the risk that a counterparty will not settle a transaction because of a credit or liquidity problem, thus causing the Fund to suffer losses. In addition, in the case of a default, an investment could become subject to adverse market movements while replacement transactions are executed. Such counterparty risk is accentuated for investments with longer maturities or settlement dates where events may intervene to prevent settlement or where transactions are concentrated with a single or small group of counterparties. Furthermore, upon the bankruptcy, insolvency or liquidation of any counterparty, the investor may be deemed to be a general, unsecured creditor of such counterparty and could suffer a total loss with respect to any positions and/or transactions with such counterparty. Under current market conditions, counterparty risk is substantially increased and more difficult to predict. In addition to heightened risk of bankruptcy, in this environment there is a greater risk that counterparties may have their assets frozen or seized as a result of government intervention or regulation. The Fund is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one or a limited number of counterparties. To the extent the Fund invests in swaps, derivative or synthetic instruments, or other over the counter transactions, on these markets, the Fund is assuming a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. The ability of the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

PRIVATE MARKETS RISK. The securities in which the Fund, directly or indirectly, may invest include privately issued securities of both public and private companies. Private securities have additional risk considerations than investments in comparable public investments. Whenever the Fund invests in companies that do not publicly report financial and other material information, it assumes a greater degree of investment risk and reliance upon the Investment Manager’s ability to obtain and evaluate applicable information concerning such companies’ creditworthiness and other investment considerations. Certain private securities may be illiquid. Because there is often no readily available trading market for private securities, the Fund may not be able to readily dispose of such investments at prices that approximate those at which the Fund could sell them if they were more widely traded. Private securities that are debt securities generally are of below-investment grade quality, frequently are unrated and present many of the same risks as investing in below-investment grade public debt securities. Investing in private debt instruments is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of obligations.

COMMITMENT STRATEGY RISK. Certain of the instruments in which the Fund invests are structured to draw-down capital from investors through capital calls for purposes of private investments. Investors in such vehicles may not contribute the full amount of their commitment to the investment at the time of their initial purchase. Instead, investors may be required to make incremental contributions pursuant to capital calls. The overall impact on performance due to holding a portion of the investment portfolio in cash could be a drag on the Fund’s performance. If investors in these vehicles employ an “over-commitment” strategy, this could result in insufficient cash to meet such commitments, which could have negative impacts on the Fund such as a reduced ability to pursue its investment strategy; a need to borrow or sell assets at depressed prices, and penalties. The Fund will need to make commitments in advance of knowing the account’s total assets under management at the time the total commitment is fully drawn down. If assets have increased or decreased at a greater level than would normally be expected, the Fund may be significantly under or over its targeted allocation.

SERVICER RISK. The Fund may rely upon third-party loan or asset servicers, who among other duties, play a critical role in collecting, processing and accounting for payments as well as engage in efforts to repair or collect on delinquent or non-performing borrowers. As such, the Fund’s investments may be adversely affected by the inability of such servicers to perform their duties in a satisfactory manner, or if the servicer becomes unwilling or unable to continue to provide such services. In the event that the servicer is unable to service the loans, there can be no guarantee that a backup servicer will be able to assume responsibility for servicing the loans in a timely or cost-effective manner; any resulting disruption or delay could jeopardize payments due to the Fund in respect of its investments or increase the costs associated with the Fund’s investments.

LITIGATION AND COLLECTIONS COSTS RISK. Should the Fund need to collect on a defaulted loan, litigation could result. There is a high cost associated with any litigation and the results of litigation are always uncertain. Even before litigation is commenced, the Fund could experience substantial costs in trying to collect on defaulted investments, such as legal fees, collection agency fees, or discounts related to the assignment of a defaulted loan to a third party.

Such prices are indicative of the price that could be received in the marketplace if transacted on the day the Fund is valued and in a position size considered to be standard for that type of security. There may be no central place or exchange for certain of the securities or instruments in which the Fund invests. The independent pricing agents may employ methodologies that utilize actual market transactions (if the security is actively traded), broker-dealer supplied valuations, or matrix pricing. Matrix pricing determines a security’s value by taking into account such factors as security prices, yields, maturities, call features, ratings and developments relating to comparable securities. Due to the potential lack of comparable information and trading, the valuation of bonds and certain other debt securities may carry more risk than that of common stock traded on national exchanges. Uncertainties in the conditions of the financial market, unreliable reference data, lack of transparency and inconsistency of valuation models and processes may lead to inaccurate asset pricing. In addition, other market participants may value securities differently than the Fund. As a result, the Fund may be subject to the risk that when a bond or other debt security is sold in the market, the amount received by the Fund is less than the value of such bond or other debt security carried on the Fund’s books.

ACTIVE TRADING AND RISKS OF SECURITIES ACTIVITIES. The Fund is actively managed and may purchase and sell investments without regard to the length of time held. Active trading may have a negative impact on performance by increasing brokerage and other transaction costs and may generate greater amounts of net short-term capital gains, which, for taxable accounts, would be subject to tax at ordinary income tax rates. The Fund invests and trades in a variety of different securities, and utilizes a variety of investment instruments and techniques. Each security and each instrument and technique involves the risk of loss of capital. While the Investment Manager attempts to moderate these risks, there can be no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

LIMITED VOTING RIGHTS. Debt securities typically do not provide any voting rights, except in cases when interest payments have not been made and the issuer is in default. Even in such cases, such rights may be limited to the terms of the debenture or other agreements.

CYBERSECURITY RISK. Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. The Fund, the Underlying Funds and their affiliates and third-party service providers are subject to cybersecurity risks. Cyber security risks have significantly increased in recent years and the Fund could suffer such losses in the future. Computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including non-public personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of the Underlying Funds or their respective affiliates and third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Fund’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Fund may be required to expend significant additional resources to modify the Fund’s protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks.

LIMITS OF RISK DISCLOSURES. The discussions of the various risks, and the related discussion of risks here and in the SAI, that are associated with the Fund or Underlying Funds and its Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Prospectus and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Prospectus.

INVESTMENT STRATEGY-SPECIFIC INVESTMENT-RELATED RISKS

In addition to the risks generally described in this Prospectus and the SAI, the following are some of the specific risks of the investment strategy, and are applicable to investments made by the Investment Manager and investments of the Fund’s assets in Underlying Funds:

SPECIALTY FINANCE. The Fund may arrange credit facilities with other lenders, fund managers and originators of risk assets. The Fund may also invest in other funds that focus on similar specialty finance transactions. Specialty finance investments can take form in a wide variety of forms, structures and terms. In general, the debt financing is typically arranged in the form of a senior secured credit facility and provided on the basis of pre-defined parameters and limitations on the types of loans or investments it can be used to fund. In certain cases, the Fund will be directly exposed to the credit risk of the borrower’s balance sheet, however this risk is typically mitigated by the senior position of the facility and therefore any losses are first borne by the borrower. In addition, the facility is secured by the underlying collateral, which are typically diversified pools of assets. In the event of default, the Fund may incur additional expenses and will rely on the collection efforts of the Investment Manager. Terms of the facility may vary but are typically commitments of a few years in duration or less. There is no reliable secondary market to liquidate the exposures in advance of the maturity date.

NON-BANK LENDING. The Fund may engage with a variety of U.S. and non-U.S. non-bank lenders, including but not limited to, providing senior credit facilities secured by their origination, investing in whole loans or pooled vehicles that hold their origination and taking equity warrants in the non-bank lender. Non-bank lenders pose unique risks relative to traditional banks, not the least of which is that they generally operate in a less regulated environment, which may result in weaker capitalization, less robust operational and risk controls, higher and more variable costs of capital and heightened legal and fraud risk. In addition, the regulatory requirements for non-bank lenders are variable across local and national jurisdictions and subject to sudden change in ways that may have a material adverse impact on their ability to continue to conduct business.

LITIGATION FINANCE – The Fund may invest in litigation finance-related investments. Some litigation finance investments pertain to litigation in which a settlement agreement or some form of agreement in principle between the parties exists. However, in some circumstances, these settlements, whether finalized or under a memorandum of understanding, require court approval or procedural steps beyond the Investment Manager’s or the Fund’s control. If parties to an agreement or agreement in principle, or the relevant judicial authorities, terminate or reject a settlement, the Fund could suffer losses in its litigation finance investments.

Evaluation and Disclosure of Cases and Case Performance. Due to competitive and legal considerations and restrictions, the Fund and the Investment Manager may not be able to provide to investors details regarding any underlying investment opportunity. Investors will be wholly dependent upon the Investment Manager’s ability to assess and manage investments made by the Fund.

Recovery Risks and Timing Uncertainty. Parties to a litigation, arbitration or settlement agreement must have the ability to pay a fee, judgment, award or the agreed upon amount if a case outcome or transaction is ultimately successful or completed. Part of the investment process involves the Investment Manager’s assessment of this ability to pay. However, if the party is unable to pay or further challenges the validity of a judgment or award, the Fund may have difficulties ultimately collecting its share of monetary judgments or awards. Further, given the nature of these recoveries, the Fund cannot always control the ultimate timing of an amount recovered, and there is no assurance that the Investment Manager will be able to predict the timing of any such payments.

Legal Professional Duties. For most investments made by the Fund, the Fund will not be the client of the law firm representing the party to the litigation or transaction and will not have the ability to control decisions made by the parties or the law firm. Lawyers are generally required to act pursuant to their clients’ directives and are fiduciaries to their clients, not to the Fund. The law firms involved also will be subject to an overriding duty to the courts and not the Fund.

Reliance on Outside Counsel and Experts. As part of the due diligence process in which the Funds engages, the Fund might rely on the advice and opinion of outside counsel and other experts in assessing potential opportunities. Further, the Fund and the Investment Manager will sometimes be dependent upon the skills and efforts of independent law firms to complete any settlement or underlying litigation or transactional matter. There is no guarantee that the ultimate outcome of any opportunities will be in line with a law firm’s or expert’s initial assessment.

SMALL BUSINESS LENDING. The Fund may make investments in a variety of structures that involve lending to small businesses and newly formed companies. Lending to small businesses and startups presents unique risks. Small businesses and startups generally have limited borrowing and operating histories, making it more difficult to assess their creditworthiness. In addition, small businesses and startups may have fewer assets available to use as collateral, leaving the Fund with little recourse in the event of default on the loan. The businesses of the borrowers may not have steady earnings growth, may be operated by less experienced individuals, may have limited resources and may be more vulnerable to adverse general market or economic developments.

RECEIVABLES. The Fund may invest in loans or advances made to businesses, secured by invoice receivables, originated by specialty finance managers, marketplace lending platforms or other originators. The Fund will be reliant on the originator’s ability to source suitable deals, detect fraud, assess the credit worthiness of both the borrower and the obligor on the invoice, manage operational and financial risk and, in the event of default, pursue and collect collateral. In the event of default, the Fund incurs the risk that it may only rank as an unsecured creditor. The obligor on the invoice may dispute any aspect of its obligation and delay, reduce or withhold payments, which may affect the value of the collateral.

RESTRICTED SECURITIES. The Fund may invest in restricted securities, primarily through direct placements. Restricted securities are less liquid than securities traded in the open market because of statutory and contractual restrictions on resale. Such securities are, therefore, unlike securities that are traded in the open market, which can be expected to be sold immediately if the market is adequate. As discussed further below, this lack of liquidity creates special risks. However, the Fund could sell such securities in privately negotiated transactions with a limited number of purchasers or in public offerings under the Securities Act. Convertible subordinated units of master limited partnerships convert to publicly-traded common units upon the passage of time and/or satisfaction of certain financial tests. Although the means by which convertible subordinated units convert into senior common units depend on a security’s specific terms, convertible subordinated units typically are exchanged for common shares. Restricted securities are subject to statutory and contractual restrictions on their public resale, which may make it more difficult to value them, may limit the Fund’s ability to dispose of them and may lower the amount the Fund could realize upon their sale. To enable the Fund to sell its holdings of a restricted security not registered under the Securities Act, the Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration in order to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

WARRANTS AND RIGHTS. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities.

Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities that the Fund have purchased. Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period. Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms. At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable the Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

ROYALTIES. The Fund may invest in royalties, either directly purchasing the asset generating royalties or providing loans secured by royalties. Investments in royalties incorporate a number of general market risks along with risks specific to various underlying royalty strategies, such as oil & gas, music and healthcare, among others. Included in those risks could be volatility in commodities, regulatory changes, delays in government approvals, patent defense and enforcement, product liabilities, product pricing and the dependence on third parties to market or distribute the product. The market performance of the target products, therefore, may be diminished by any number of factors that are beyond the Fund’s control.

SECONDARY PURCHASES OF PRIVATE CREDIT FUNDS. Secondary purchases involve the acquisition of pre-existing investor commitments to private equity funds in privately negotiated transactions. The Fund will largely focus on secondary purchases in private credit funds where the underlying assets, such as loans to private companies, are consistent with the investment objectives of the Fund. When purchasing a secondary, the buyer will agree to purchase an investor’s existing limited partnership position in an Underlying Fund and take on existing obligations to fund future capital calls. At the time of purchase, the buyer may have limited, dated and imperfect information about the fund which may create challenges to value the opportunity properly.

PORTFOLIO FINANCE. The Fund may engage, either directly or through Underlying Funds, in portfolio financing transactions. These investments will typically be loans secured by a pool of underlying investments and are subject to the inherent risks typically found in debt origination or investment in debt securities. Additional risks for these types of loans could include difficulty in valuing the underlying portfolio assets, underlying limited partners resisting or contesting such loans, the removal of the investment manager and/or general partner subjecting the investment to additional management instability and the potential to have the investment subordinated to current and/or future debt at the fund level. Further, if the debt is secured by uncalled committed capital, there is a risk that underlying limited partners could default on their commitment. These pools of collateral could also be concentrated in only a few companies or the ownership could be diluted by further capital funding that may be required.

TRADE FINANCE. Trade finance as an asset class typically consists of the financing of goods or materials during the time it takes to transport the goods from one geographic location to another. The Fund may invest in trade finance, structured trade finance, export finance, and project finance, or related obligations of companies or other entities with potential for exposure to emerging markets, all through a variety of forms, structures, and terms. Investing in trade finance may present present emerging market risk, where the Fund considers risks tied to political and economic factors (different and often more complex than those faced domestically), ranging from but not limited to: expropriation, confiscation, nationalization, election, or war. Emerging market risk can also produce risk associated with loan market health, additional costs, regulatory practices, accounting standards, credit systems, taxation, and currency risk. Additionally, trade finance may entail transportation and warehousing risk, legal risk, collateral value risk, liquidity risk, and global market risk. Counterparty risk exists in default and fraud, as well as custody risks of theft and natural disaster. Finally, to the extent the buyer does not follow through on the contractual purchase, the Fund bears the price risk of reselling the goods to a new buyer.

TRANSPORTATION FINANCE. The Fund may invest in transportation finance-related instruments. The transportation finance sector is cyclical in nature and will likely be dependent upon continued economic growth in the world’s economies. Economic recessions, terrorism, pandemics, the price of fuel, and newer, more efficient vehicles are all risks to these types of investments. Further, funds operating in these sectors will often have greater portfolio concentration.

WAREHOUSING AND SEASONAL FACILITIES. The Fund may provide warehousing and seasoning credit facilities to a variety of lenders, funds, platforms, companies and other entities. These facilities are typically secured by the borrower’s investment activities, acquisitions and lending assets. The intent of such facilities is to provide the borrower with short-term financing to support their ongoing investment activities in an anticipation of redistribution of the same assets to another capital provider, such as a fund, a platform or public offering. The facilities may also be used to season certain investment assets, as required by tax, legal or regulatory requirements, before passing from one legal entity to another. Although the intent of such facilities to be short-term in nature, there can be no assurance that the borrower will be successful in redistributing the assets as intended to the long-term providers of capital. In such cases, the length of the exposure to such assets may extend considerably, and in certain circumstances, may lead to the Fund owning such assets outright which may further lengthen the term of exposure. In certain situations, the value of the assets may decline considerably over the life of the exposure resulting in adverse results for the Fund.

REAL ESTATE RELATED RISK. The main risk of real estate related investments is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates may also affect real estate values. If the Fund’s real estate-related investments are concentrated in one geographic area or in one property type, the Fund will be particularly subject to the risks associated with that area or property type. The Fund may invest in a wide array of real estate exposures that involve equity or equity-like risk in the underlying properties. Real estate historically has experienced significant fluctuation and cycles in value, and specific market conditions may result in a permanent reduction in value. The value of the real estate will depend on many factors beyond the control of the general partner, including, without limitation: changes in general economic or local conditions; changes in supply of or demand for competing properties in an area (as a result, for instance, of over-building); changes in interest rates; the promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety; unavailability of mortgage funds which may render the construction, leasing, sale or refinancing of a property difficult; the financial condition of borrowers and of tenants, buyers and sellers of property; changes in real estate tax rates and other operating expenses; the imposition of rent controls; energy and supply shortages; various uninsured or uninsurable risks; and natural disasters.

ASSET-BACKED (INCLUDING MORTGAGE-BACKED) SECURITIES. Asset-backed exposures are investments that are backed primarily by the cash flows of a discrete pool of fixed or revolving receivables or other financial assets that by their terms convert into cash within a finite time period. These could include assets such as unsecured consumer or other receivables, credit card receivables, trade receivables, equipment leases, and other assets that produce streams of payments. Asset backed exposures are generally not insured or guaranteed by the related sponsor or any other entity and therefore, if the assets or sources of funds available to the issuer are insufficient to pay those outstanding liability, the Funds will incur losses. In addition, asset-backed exposures entail prepayment risk that may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities. Asset-backed investments present certain risks that are not presented by mortgage-backed securities. Primarily, these securities may provide the Fund with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these investments.

Real Estate Loans

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Senior Mortgage Loans: These mortgage loans are typically secured by first liens on properties, including office, multifamily, retail, industrial, senior living facilities, hospitality and mixed-use. In some cases, first lien mortgages may be divided into an A-Note and a B-Note. The A-Note is typically a privately negotiated loan that is secured by a first mortgage on a commercial property or group of related properties that is senior to a B-Note secured by the same first mortgage property or group.

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Subordinated Debt: These loans may include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets. As noted above, a B-Note is typically a privately negotiated loan that is secured by a first mortgage on a commercial property or group of related properties and is subordinated ty an A-Note secured by the same first mortgage property or group. The subordination of a B-Note or junior participation typically is evidenced by participation or intercreditor agreements with other holders of interests in the note. B-Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-Note.

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Preferred Equity: Real estate preferred equity investments are subordinate to first mortgage loans and are not collateralized by the property underlying the investment. As a holder of preferred equity, the Fund seeks to enhance its position with covenants that limit the activities of the entity in which the Fund has an interest and protect its equity by obtaining an exclusive right to control the underlying property after an event of default, should such default occur on the Fund’s investment.

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Mezzanine Loans: Like B-Notes, these loans are also subordinated, but are usually secured by a pledge of the borrower’s equity ownership in the entity that owns the property or by a second lien mortgage on the property. In a liquidation, these loans are generally junior to any mortgage liens on the underlying property, but senior to any preferred equity or common equity interests in the entity that owns the property. Investor rights are usually governed by intercreditor agreements. See “Mezzanine Debt” above.

Asset-backed securities entail certain risks not presented by mortgage-backed securities, including the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

MEZZANINE DEBT. Mezzanine securities generally are rated below investment grade and frequently are unrated and present many of the same risks as senior loans, second lien loans and non-investment grade bonds. However, unlike senior loans and second lien loans, mezzanine securities are not a senior or secondary secured obligation of the related borrower. They typically are the most subordinated debt obligation in an issuer’s capital structure. Mezzanine securities also may often be unsecured. Mezzanine securities therefore are subject to additional risk that the cash flow of the related borrower and the property securing the loan may be insufficient to repay the scheduled obligation after giving effect to any senior obligations of the related borrower. Mezzanine securities are also expected to be a highly illiquid investment. Mezzanine securities will be subject to certain additional risks to the extent that such loans may not be protected by financial covenants or limitations upon additional indebtedness. Investment in mezzanine securities is a highly specialized investment practice that depends more heavily on independent credit analysis than investments in other types of debt obligations.

MERCHANT CASH ADVANCES. For a variety of reasons, many small- and medium-sized merchants, retailers and businesses may have difficulties securing loans from traditional lenders and rely on merchant cash advances for operating liquidity. Merchant cash advances are made largely based on factors such as the value of a business’ account receivables. In exchange, the provider of the advance may receive a share of a business’ future sales and/or a fixed fee. The remittances from the borrower will generally be drawn from the borrower’s customer debit- and credit-card purchases until the advance is repaid. Such cash advances come with the additional risks associated with small business lending which may lead to losses to the Fund. Since the cash advances are technically sales of future assets, rather than direct loans or credit, when making such advances the Fund is not believed to be currently subject to state usury laws or any of the restrictions under the Dodd-Frank Wall Street Reform and Consumer Protection Act. However, there have been discussions of increasing regulation of merchant cash advances and other alternative lending. Any such increased regulation may have an adverse effect on the Fund by increasing the cost of executing merchant cash advances, or making the strategy economically unfeasible or unlawful. There have also been claims that certain merchant cash advances should be re-characterized as loans. Any such claims, if successful, could result in an inability to collect on the merchant cash advances, as well as a potential for fines, penalties, and required refunds of amounts previously collected.

MASTER LIMITED PARTNERSHIPS (MLPs). The Fund may invest in units of master limited partnerships (“MLPs”). MLP common units represent an equity ownership interest in an MLP. Some energy infrastructure companies in which the Fund may invest are organized as LLCs which are treated in the same manner as MLPs for federal income tax purposes. The Fund may invest in LLC common units which represent an ownership interest in the LLC. Interests in MLP and LLC common units entitle the holder to a share of the company’s success through distributions and/or capital appreciation. I-Shares represent an indirect ownership interest in MLP common units issued by an MLP affiliate, which is typically a publicly traded LLC. Securities of MLP affiliates also include publicly traded equity securities of LLCs that own, directly or indirectly, general partner interests of an MLP. Pursuant to tax regulations, the Fund may invest no more than 25% of its total assets in the securities of MLPs and other entities treated as qualified publicly traded partnerships. Issuers of MLP I-Shares are corporations and not partnerships for tax purposes. As a result, MLP I-Shares are not subject to this limitation.

A change in current tax law, or a change in the business of a given MLP, could result in an MLP being treated as a corporation for U.S. federal income tax purposes, which would result in such MLP being required to pay U.S. federal income tax on its taxable income. Thus, if any of the MLPs owned by the Fund were treated as corporations for U.S. federal income tax purposes, the after-tax return to the Fund with respect to its investment in such MLPs would be materially reduced.

To the extent that the Fund invest in the equity securities of an MLP, the Fund will be a limited partner or member in such MLP. Accordingly, the Fund will be required to include in its taxable income the Fund’s allocable share of the income, gains, losses, deductions and expenses recognized by each such MLP, regardless of whether the MLP distributes cash to the Fund. The Fund may have to sell investments to provide cash to make required distributions if its allocable share of an MLP’s income and gains is not offset by the MLP’s tax deductions, losses and credits and the MLP does not distribute sufficient cash. The portion, if any, of a distribution received by the Fund from an MLP that is offset by the MLP’s tax deductions, losses or credits is essentially treated as a return of capital. The percentage of an MLP’s income and gains that is offset by tax deductions, losses and credits will fluctuate over time for various reasons. A significant slowdown in acquisition activity or capital spending by MLPs in which the Fund invests could result in a reduction of depreciation deductions, which may result in increased current taxable income for the Fund.

Because of the Fund’s investments in equity securities of MLPs, the Fund’s earnings and profits may be calculated using accounting methods that are different from those used for calculating taxable income. Because of these differences, the Fund may make distributions out of its current or accumulated earnings and profits, which will be treated as taxable dividends, even in years in which the Fund’s distributions exceed its taxable income. In addition, changes in tax laws or regulations, or future interpretations of such laws or regulations, could adversely affect the Fund or the MLP investments in which the Fund invests.

INCOME SHARE AGREEMENTS. Income Share Agreements (ISAs) are an alternative way for students to finance tuition instead of a student loan. In a typical ISA, students would agree to pay a fixed percentage of their income once they are employed and earning in excess of a specified threshold salary. In addition, most ISAs have a maximum amount required to be paid by the obligor and a defined term, typically three to ten years. There are significant variations in the terms of ISAs. Investments in the ISAs generally will be subject to risks incident to the ownership of contract rights against third party obligors, including: (i) risks associated with the general domestic economic climate; (ii) local employment conditions; (iii) risks due to dependence on cash flow; (iv) risks arising out of problems in certain industries that would otherwise employ the ISA obligors; (v) changes in supply of, or demand for, the types of employees who are the ISA obligors; (vi) the general financial condition of the ISA obligors; (vii) changes in tax laws and regulations; and (viii) the ability of the company, its affiliates or third-party servicers to manage and service the ISAs.

INFRASTRUCTURE. The Fund may invest its assets in securities issued by companies in the infrastructure industry. Infrastructure companies are subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown including surplus capacity, government budgetary constraints and other factors. Additionally, infrastructure companies may be subject to regulation by various governmental authorities and also may be affected by governmental regulation of rates charged to customers, service interruptions and/or legal challenges due to environmental, operational or other issues and the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards. There is also the risk that publicly-funded infrastructure projects, especially in emerging markets, may be subject to the effects of public corruption resulting in delays and cost overruns. Other risks include environmental damage due to a company’s operations or an accident, changes in market sentiment toward infrastructure and terrorist acts. Infrastructure securities may also be highly illiquid investments.

LIFE SETTLEMENTS. The Fund may invest in life settlements, which are sales to third parties, such as the Fund, of existing life insurance contracts for more than their cash surrender value, but less than the net benefits to be paid under the policies. When the Fund acquires such a contract, it pays the policy premiums in return for the expected receipt of the net benefit as the beneficiary under the policy. Life expectancy estimates compared to actual results may vary and any extension to the estimated life of the insured person will reduce the Fund’s returns on investment. If the insured (the “viator”) lives longer than anticipated, the payment of death benefits by the insurance company is not at risk, but the return on investment will diminish with time. In extreme circumstances, it is possible the viator may live well beyond their life expectancy in which case the cost of paying premiums, in addition to the initial cost of the policy, may result in a loss to the Fund when the policy matures. The Fund is unlikely to be provided with detailed information regarding the sourcing of life policies and therefore will be reliant on the due diligence of third parties. Any error in this due diligence could have a materially adverse effect on the Fund. The Fund seeks to minimize credit risk by investing in policies issued by a diverse range of highly-rated insurance carriers. Furthermore, the Fund may encounter losses on its investments if there is an inaccurate estimation of the life expectancies of viators. The Fund intend to reduce this life expectancy risk by investing only in contracts where the life expectancy was reviewed by an experienced actuary, as well as by diversifying its investments across viators of varying ages and medical profiles. In addition, it is unclear whether income from life settlements is qualifying income for purposes of the Internal Revenue Service 90% gross income test that the Fund must satisfy each year to qualify as a regulated investment company (“RIC”). The Fund intends to monitor its investments to ensure that the Fund remains qualified as a RIC.

INTEREST RATE RISK. The Fund is subject to the risks of changes in interest rates. A decline in interest rates could reduce the amount of current income the Fund is able to achieve from interest on fixed-income securities, convertible debt and the proceeds of short sales. An increase in interest rates could reduce the value of any fixed income securities and convertible securities owned by the Fund. To the extent that the cash flow from a fixed income security is known in advance, the present value (i.e., discounted value) of that cash flow decreases as interest rates increase; to the extent that the cash flow is contingent, the dollar value of the payment may be linked to then prevailing interest rates. Moreover, the value of many fixed income securities depends on the shape of the yield curve, not just on a single interest rate. Thus, for example, a callable cash flow, the coupons of which depend on a short rate such as three-month London Interbank Offered Rate (“LIBOR”), may shorten (i.e., be called away) if the long rate decreases. In this way, such securities are exposed to the difference between long rates and short rates. The Fund may also invest in floating rate securities. The value of these investments is closely tied to the absolute levels of such rates, or the market’s perception of anticipated changes in those rates. This introduces additional risk factors related to the movements in specific interest rates that may be difficult or impossible to hedge, and that also interact in a complex fashion with prepayment risks.

GENERAL CREDIT RISKS. The value of any underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. An investor could lose money if the issuer or guarantor of a fixed income security or the counterparty to a derivatives contract, repurchase agreement, or a loan of portfolio securities defaults or is unable or unwilling to make timely principal and/or interest payments or to otherwise honor its obligations. A downgrade of the credit of a security may also decrease its value.

EXTENSION RISK. If interest rates rise, repayments of fixed income securities may occur more slowly than anticipated by the market. This may drive the prices of these securities down, because their interest rates are lower than the current interest rate and they remain outstanding longer.

ISSUER RISK. The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets.

PREPAYMENT OR CALL RISK. Many issuers have a right to prepay their debt securities. If interest rates fall, an issuer may exercise this right. In that event, the security holder will not benefit from the rise in market price that normally accompanies a decline in interest rates and will be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the prepaid security.

REINVESTMENT RISK. Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to reinvest the proceeds in lower-yielding securities. A decline in income received by the Fund from its investments is likely to have a negative effect on the market price, NAV and/or overall return of the Fund.

SPREAD RISK. Wider credit spreads and decreasing market values typically represent a deterioration of the debt security’s credit soundness and a perceived greater likelihood or risk of default by the issuer.

LOW CREDIT QUALITY SECURITIES/HIGH YIELD SECURITIES. The Fund’s investments in high yield securities and unrated securities of similar credit quality (commonly known as “junk bonds”) may be subject to greater levels of credit and liquidity risk than investment grade securities. In addition, these investments have greater price fluctuations, are less liquid and are more likely to experience a default than higher-rated debt instruments. High yield securities are considered predominately speculative with respect to the issuer’s continuing ability to make principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities, and the Fund’s ability to achieve its investment objectives may, to the extent the Fund invests in below investment-grade securities, be more dependent upon the Investment Manager’s credit analysis than would be the case if the Fund or Underlying Funds were investing in higher-quality securities. Below investment-grade securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-grade securities.

DISTRESSED OR DEFAULTED SECURITIES. Investments in defaulted securities and obligations of distressed issuers, including loans and other securities that are, or may be, involved in reorganizations or other financial restructurings, either out of court or in bankruptcy, involve substantial risks and are considered speculative. The Fund may suffer significant losses if the reorganization or restructuring is not completed as anticipated. Repayment of defaulted loans and other securities and obligations of distressed issuers is subject to significant uncertainties. Investments in defaulted securities and obligations of distressed issuers are considered highly speculative. Such investments can result in significant or even total losses. In addition, the markets for distressed investment assets are frequently illiquid.

In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund of the security in respect to which such distribution was made.

DERIVATIVE INSTRUMENTS. Derivatives are financial contracts whose value depend on, or are derived from, the value of an underlying asset, reference rate, or index. The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Certain derivative instruments can lose more than the principal amount invested. Derivatives may involve significant risks. Derivatives could result in Fund losses if the underlying references do not perform as anticipated. Use of derivatives is a highly specialized activity that can involve investment techniques, risks, and tax planning different from those associated with more traditional investment instruments. The Fund’s derivatives strategy may not be successful and use of certain derivatives could result in substantial, potentially unlimited, losses to the Fund regardless of the Fund’s actual investment. A relatively small movement in the price, rate or other economic indicator associated with the underlying reference may result in substantial loss for the Fund. Derivatives may be more volatile than other types of investments. Derivatives can increase the Fund’s risk exposure to underlying references and their attendant risks, including the risk of an adverse credit event associated with the underlying reference (credit risk), the risk of adverse movement in the value, price or rate of the underlying reference (market risk), the risk of adverse movement in the value of underlying currencies (foreign currency risk) and the risk of adverse movement in underlying interest rates (interest rate risk). Derivatives may expose the Fund to additional risks, including the risk of loss due to a derivative position that is imperfectly correlated with the underlying reference it is intended to hedge or replicate (correlation risk), the risk that a counterparty will fail to perform as agreed (counterparty risk), the risk that a hedging strategy may fail to mitigate losses, and may offset gains (hedging risk), the risk that losses may be greater than the amount invested (leverage risk), the risk that the Fund may be unable to sell an investment at an advantageous time or price (liquidity risk), the risk that the investment may be difficult to value (pricing risk), and the risk that the price or value of the investment fluctuates significantly over short periods of time (volatility risk). The value of derivatives may be influenced by a variety of factors, including national and international political and economic developments. Potential changes to the regulation of the derivatives markets may make derivatives costlier, may limit the market for derivatives, or may otherwise adversely affect the value or performance of derivatives.

The Fund may engage in foreign currency transactions for a variety of purposes, including “locking in” the U.S. dollar price of a security between trade and settlement date, or hedging the U.S. dollar value of securities held in the Fund. The Fund may also engage in foreign currency transactions for non-hedging purposes to generate returns. Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve the Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. The Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Fund has contracted to receive in the exchange. The Investment Manager’s success in these transactions will depend principally on their ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

The Fund may enter into forward contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when the Investment Manager anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Manager to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an existing holding of non-U.S. securities. Imperfect correlation may exist, however, between the non-U.S. securities holdings of the Fund, and the forward contracts entered into with respect to those holdings. In addition, forward contracts may be used for non-hedging purposes, such as when the Investment Manager anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the applicable investment portfolio. The Fund is not required to hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

NON-U.S. INVESTMENTS. It is expected that the Fund will invest in securities of non-U.S. companies and countries. Foreign obligations have risks not typically involved in domestic investments. Foreign investing can result in higher transaction and operating costs for the Fund Foreign issuers are not subject to the same accounting and disclosure requirements to which U.S. issuers are subject and consequently, less information may be available to investors in companies located in such countries than is available to investors in companies located in the United States. The value of foreign investments may be affected by exchange control regulations; fluctuations in the rate of exchange between currencies and costs associated with currency conversions; the potential difficulty in repatriating funds; expropriation or nationalization of a company’s assets; delays in settlement of transactions; changes in governmental economic or monetary policies in the United States or abroad; or other political and economic factors.

Securities of issuers in emerging and developing markets present risks not found in securities of issuers in more developed markets. Securities of issuers in emerging and developing markets may be more difficult to sell at acceptable prices and their prices may be more volatile than securities of issuers in more developed markets. Settlements of securities trades in emerging and developing markets may be subject to greater delays than in other markets so that the Fund might not receive the proceeds of a sale of a security on a timely basis. Emerging markets generally have less developed trading markets and exchanges, and legal and accounting systems.

In June 2016, the United Kingdom (“UK”) held a referendum election and voters elected to withdraw from the European Union (“EU”). The United Kingdom formally notified the European Council of its intention to withdraw from the EU (commonly referred to as “Brexit”) by invoking Article 50 on March 29, 2017 and commenced negotiations on the terms of its withdrawal. There is significant uncertainty regarding the potential consequences for Brexit. The political divisions within the UK, as well as those between the UK and the EU, which the referendum vote has highlighted coupled with the uncertain consequences of a Brexit, may have a significant impact upon the UK and European economies as well as the broader global economy. The Fund and Underlying Funds may be exposed to risks related to Brexit, including volatile trading markets and significant and unpredictable currency fluctuations. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately impacted by these actions. Further insecurity in EU membership or the abandonment of the euro could exacerbate market and currency volatility and negatively impact investments in securities issued by companies located in EU countries. Brexit also may cause additional member states to contemplate departing the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. As a result, markets in the UK, Europe and globally could experience increased volatility and illiquidity, and potentially lower economic growth which in return could potentially have an adverse effect on the value of the Fund’s and Underlying Funds’ investments.

The UK left the EU on January 31, 2020, with a transition period currently set to end on December 31, 2020, during which the parties will negotiate their future relationship. There is significant uncertainty regarding the potential consequences for Brexit. The political divisions within the UK, as well as those between the UK and the EU, which the referendum vote has highlighted coupled with the uncertain consequences of Brexit, may have a significant impact upon the UK and European economies as well as the broader global economy. The Fund may be exposed to risks related to Brexit, including volatile trading markets and significant and unpredictable currency fluctuations. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately impacted by these actions. Further insecurity in EU membership or the abandonment of the euro could exacerbate market and currency volatility and negatively impact investments in securities issued by companies located in EU countries. Brexit also may cause additional member states to contemplate departing the EU, which would likely perpetuate political and economic instability in the region and cause additional market disruption in global financial markets. As a result, markets in the UK, Europe and globally could experience increased volatility and illiquidity, and potentially lower economic growth which in return could potentially have an adverse effect on the value of the Fund’s investments.

NON-U.S. INVESTMENTS – EMERGING MARKETS. Securities, loans, advances and other investment exposures originating in emerging and developing markets present risks not found in more developed markets. Exposures in emerging and developing markets may be more difficult to sell at acceptable prices and their prices may be more volatile than those in more developed markets. Settlements of securities trades in emerging and developing markets may be subject to greater delays than in other markets so that the Fund might not receive the proceeds of a sale of a security on a timely basis. Emerging markets generally have less developed trading markets and exchanges, and legal and accounting systems.

CURRENCY. The value of securities denominated in foreign currencies fluctuates as the rates of exchange between those currencies and the U.S. dollar change. Currency conversion costs and currency fluctuations could reduce or eliminate investment gains or add to investment losses. Currency exchange rates can be volatile and are affected by, among other factors, the general economics of a country; the actions of U.S. and foreign governments or central banks; the imposition of currency controls; and speculation.

CO-INVESTMENT REVENUE. The Fund may invest in co-investment vehicles owned and managed by unaffiliated entities. The investment strategy of any co-investment vehicle in which the Fund invests will be consistent with the investment objective, investment strategies, and risk factors of the Fund. The Fund may receive an asset-based fee from other investors in the co-investment fund for rendering certain services to the co-investment fund such as warehousing investments and acting as the collateral agent. The asset-based fees may be subordinated to outside investor capital and thus subject to first loss if the investment underperforms.

PREFERRED STOCKS. The Fund may invest in publicly traded preferred stocks. A preferred stock is a class of ownership in a corporation where the preferred stock investor receives a higher claim on the company’s assets than the common stock shareholder. Usually the preferred stock pays a fixed dividend and the issuer can retire the shares at par, thus preferred stocks share many similarities to debt securities. For companies issuing preferred stocks that have cumulative dividends, all current and missed dividends must be paid before a dividend can be paid to common shareholders. Preferred stock also has a preference over common stock in liquidation but is subordinated to the liabilities of the issuer in all respects. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a senior debt security with similar stated yield characteristics. Unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Preferred stock also may be subject to optional or mandatory redemption provisions.

HYBRID SECURITIES. Hybrid instruments combine the elements of futures contracts or options with those of debt, preferred equity or depositary instruments. The risks of investing in hybrid instruments reflects a combination of the risks of investing in securities, options, futures and currencies. An investment in a hybrid instrument may entail significant risks that are not associated in a similar investment in a traditional debt instrument that has a fixed principal amount, is denominated in U.S. dollars or bears interest either at a fixed rate or a floating rate determined by reference to a common, nationally-published benchmark. The risks of a particular hybrid instrument will depend upon the terms of the instrument, but may include, without limitation, the possibility of significant changes in the benchmarks or the prices of underlying assets to which the instrument is linked. Such risks generally depend upon factors that are unrelated to the operations or credit quality of the issuer of the hybrid instrument and which may not be readily foreseen by the purchaser, such as economic and political events, the supply and demand of the underlying assets and interest rate movements. At various times, benchmarks and prices for underlying assets have been highly volatile, and such volatility may be expected in the future.

Hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. Hybrid instruments may bear interest or pay preferred dividends at below-market (or even relatively nominal) rates. Alternatively, hybrid instruments may bear interest at above-market rates but bear an increased risk of principal loss (or gain). Hybrid instruments may also carry liquidity risk since the instruments are often “customized” to meet the portfolio needs of a particular investor, and, therefore, the number of investors that are willing to buy such instruments in the secondary market may be smaller than that for more traditional debt securities. In addition, because the purchase and sale of hybrid instruments could take place in an over-the-counter market without the guarantee of a central clearing organization or in a transaction between the Fund and the issuer of the hybrid instrument, the creditworthiness of the counterparty or issuer of the hybrid instrument would be an additional risk factor which the Fund would have to consider and monitor. Some hybrid instruments also may not be subject to regulation by the CFTC, which generally regulates the trading of commodity futures by U.S. persons, the SEC, which regulates the offer and sale of securities by and to U.S. persons, or any other governmental regulatory authority.

BUSINESS DEVELOPMENT COMPANIES. The Fund may invest in business development companies (“BDCs”). A BDC is regulated under the Investment Company Act, but it may carry risks similar to those of a private equity or venture capital fund. BDCs that are not publicly-traded are illiquid investments, and it may not be possible to redeem shares or to do so without paying a substantial penalty. Publicly-traded BDCs usually trade at a discount to their NAV because they invest in unlisted securities and have limited access to capital markets. A BDC is a form of investment company that is required to invest at least 70% of its total assets in securities (typically debt) of private companies, thinly traded U.S. public companies, or short-term high quality debt securities. The BDCs held by the Fund may leverage their portfolios through borrowings or the issuance of preferred stock. The Fund may invest in equity securities of BDCs, preferred stock of BDCs, or debt issued by BDCs. While leverage often serves to increase the yield of a BDC, this leverage also subjects a BDC to increased risks, including the likelihood of increased volatility and the possibility that a BDC’s common share income will fall if the dividend rate of the preferred shares or the interest rate on any borrowings rises. A significant portion of a BDC’s investments are recorded at fair value as determined by the BDC’s board of directors which may create uncertainty as to the value of the BDC’s investments.

SECTOR RISK. To the extent the Fund invests more heavily in particular sectors of the economy, its performance will be especially sensitive to developments that significantly affect those sectors.

FINANCIAL SECTOR RISK. Companies in the financial sector of an economy are often subject to extensive governmental regulation and intervention, which may adversely affect the scope of their activities, the prices they can charge and the amount of capital they must maintain. Governmental regulation may change frequently and may have significant adverse consequences for companies in the financial sector, including effects not intended by such regulation. The impact of recent or future regulation in various countries on any individual financial company or on the sector as a whole cannot be predicted.

Certain risks may impact the value of investments in the financial sector more severely than those of investments outside this sector, including the risks associated with companies that operate with substantial financial leverage. Companies in the financial sector may also be adversely affected by increases in interest rates and loan losses, decreases in the availability of money or asset valuations, credit rating downgrades and adverse conditions in other related markets.

In certain transactions, the Fund may not be “hedged” against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated. This can result in losses, even if the proposed transaction is consummated.

LIBOR RISK. The Fund’s investments, payment obligations and financing terms may be based on floating rates, such LIBOR. LIBOR is used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. On July 27, 2017, the head of the UK Financial Conduct Authority announced a desire to phase out the use of LIBOR by the end of 2021. Regulators and industry working groups have suggested alternative reference rates, but global consensus is lacking and the process for amending existing contracts or instruments to transition away from LIBOR remains unclear. Abandonment of or modifications to LIBOR could have adverse impacts on newly issued financial instruments and existing financial instruments which reference LIBOR. There also remains uncertainty and risk regarding the willingness and ability of issuers to include enhanced provisions in new and existing contracts or instruments. The transition away from LIBOR may lead to increased volatility and illiquidity in markets that are tied to LIBOR, reduced values of LIBOR-related investments, and reduced effectiveness of hedging strategies, adversely affecting the Fund’s performance or NAV. In addition, the alternative reference rate may be an ineffective substitute resulting in prolonged adverse market conditions for the Fund.

SENIOR LOANS. Senior loans hold a senior position in the capital structure of a business entity, are typically, but not always, secured with specific collateral and have a claim on the general assets of the borrower that is senior to that held by subordinated debtholders and stockholders of the borrower. Senior loans typically have floating interest rates determined by a reference to a base lending rate, such as LIBOR, plus a premium. Senior loans are subject to the risk of non-payment of scheduled interest or principal. Although the Fund may seek to dispose of loan collateral in the event of default, it may be delayed in exercising such rights or its rights may be contested by others. In addition, the value of the collateral may deteriorate so that the collateral is insufficient for the Fund to recover its investment in the event of default. No active trading market may exist for many senior loans, and some senior loans may be subject to restrictions on resale.

BANK DEBT TRANSACTIONS. Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, and (iv) limitations on the ability of the Fund to directly enforce its rights with respect to participations. Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s investments in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien loan. The Fund’s investments in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment grade securities.

SHORT POSITIONS. Short positions may comprise a small portion of any Underlying Fund’s investments and, therefore, of the Fund’s overall portfolio. In short selling, the Fund or Underlying Funds will sell securities it does not own by borrowing such securities from a third party, such as a broker-dealer. The Fund or Underlying Funds are required to pay to the lender amounts equal to any dividend which accrues during the period of the loan. To borrow a security, the Fund or Underlying Funds also may be required to pay a premium, which would increase the cost of the security sold. Short positions may be held for both profit opportunities and for hedging purposes.

BONDS AND OTHER FIXED INCOME SECURITIES. The Fund may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to changing perceptions about the creditworthiness of individual issuers (including governments), counterparty credit risk, prepayment risk or broader changes to the economic environment that may affect future cash flows. Such investments will always be exposed to certain risks that cannot be hedged and the Investment Manager is not obligated to seek to hedge against any risk, including fluctuations in the value of investments as a result of changes in market, principal, credit, interest rate, counterparty or currency risk or any other developments. Additionally, ongoing regulatory changes related to the creation and trading of securities in the fixed income markets may create unforeseeable risks. There may be more sensitivity to adverse economic, business, political, sector or geographical developments if a substantial portion of a client’s assets are invested in bonds of certain states, similar sectors or in particular types of municipal securities.

STRUCTURED CREDIT SECURITIES. Structured credit securities consist of investments in synthetic instruments such as collateralized debt obligations (“CDOs”), collateralized loan obligations (“CLOs”), and collateralized bond obligations (“CBOs”) that create varying economic return streams from a common underlying pool of assets. Typically, the structured credit security has a first-loss equity tranche and one or more senior tranches. The value of the investment owned by the Fund generally will fluctuate with, among other things, the financial condition of the obligors or issuers of the underlying portfolio of assets, general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of the structured credit instrument must rely solely on distributions on the collateral or proceeds thereof for payment in respect thereof. If distributions on the collateral are insufficient to make payments to the instrument’s investors, no other assets will be available for payment of the deficiency and following the sale of the collateral, the obligations of such issuer to pay such deficiency generally will be extinguished.

Issuers of structured securities will sometimes acquire interests in loans and other debt obligations by way of sale, assignment or participation. The purchaser of an assignment typically becomes a lender under the credit agreement with respect to the loan or debt obligation; however, its rights can be more restricted than those of the assigning institution. In purchasing participations, an issuer of structured securities will usually have a contractual relationship only with the selling institution, and not the borrower. The structured security generally will have neither the right directly to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, nor have the right to object to certain changes to the loan agreement agreed to by the selling institution. The structured security may not directly benefit from the collateral supporting the related loan and may be subject to any rights of set-off the borrower has against the selling institution. In addition, in the event of the insolvency of the selling institution, under the laws of the United States and the states thereof, the structured security may be treated as a general creditor of such selling institution, and may not have any exclusive or senior claim with respect to the selling institution’s interest in, or the collateral with respect to, the loan. Consequently, the structured security may be subject to the credit risk of the selling institution as well as of the borrower.

* * *

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful or that the Fund will achieve its investment objective.

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES. The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the applicable fund, any committee of such board, or service providers. See “BOARD OF TRUSTEES AND OFFICERS” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

THE INVESTMENT MANAGER. Variant Investments, LLC serves as the investment adviser (the “Investment Manager”) of the Fund and is responsible for determining and implementing the Fund’s overall investment strategy, including direct investments. The Investment Manager is an investment adviser registered with the SEC under the Advisers Act. As of August 1, 2020, the Investment Manager and its affiliates had assets under management of approximately $479 million.

The Investment Manager and its affiliates may serve as investment managers to other funds that have investment programs that are similar to the investment program of the Fund, and the Investment Manager or one of its affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

PORTFOLIO MANAGERS. The personnel of the Investment Manager who currently have primary responsibility for management of the Fund (the “Portfolio Managers”) are as follows:

Curtis Fintel – Curt Fintel is a principal and co-founder of the Investment Manager with over 20 years of experience in the investment management industry. Prior to founding the Investment Manager, Curt was the Chief Investment Strategist at CTC | myCFO. Before joining the organization in 1996, Curt worked as a computer consultant for Iowa State University’s College of Business. Curt is a member of the CFA Society of Portland, and has been a CFA charterholder since 1999. He received a BS and MS in Economics from Iowa State University and constructed his graduate thesis on the empirical analysis of alternative option valuations.

Robert Elsasser – Bob Elsasser is a principal and co-founder of the Investment Manager with over 26 years of experience in the industry. Prior to founding the Investment Manager, Bob was the Director of Fixed Income Research at CTC | myCFO. Before joining the organization in 2006, Bob was the Senior Vice President of Fixed Income and Foreign Exchange at the Federal Reserve Bank of New York. Bob received his BA in Finance from the University of Washington and his MBA in Finance from New York University.

Jerald B. Hayes- – J.B. Hayes is a principal and co-founder of the Investment Manager with over 16 years of experience in the industry. Prior to founding the Investment Manager, J.B. was the Director of Private Markets at CTC | myCFO. Before joining the organization in 2001, J.B. was with the Private Client Group at Merrill Lynch. J.B. is a member of the CFA Society of Portland, and has been a CFA charterholder since 2004. He received a BS in Business with a focus on finance from the University of Oregon.

THE INVESTMENT MANAGEMENT AGREEMENT. The Investment Management Agreement between the Investment Manager and the Fund became effective as of June 29, 2018, and continued in effect for an initial two-year term. Thereafter, the Investment Management Agreement is continuing in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.” The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board or the Investment Manager. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement is available in the Fund’s semi-annual report to Shareholders.

The Investment Management Agreement provides that, the Investment Manager will not be liable in any way for any default, failure or defect in any of the securities comprising the Fund’s portfolio if it has satisfied the duties and the standard of care, diligence and skill set forth in the Investment Management Agreement. However, the Investment Manager shall be liable to the Fund for any loss, damage, claim, cost, charge, expense or liability resulting from the Investment Manager’s willful misconduct, bad faith or gross negligence or disregard by the Investment Manager of the Investment Manager’s duties or standard of care, diligence and skill set forth in the Investment Management Agreement or a material breach or default of the Investment Manager’s obligations under the Investment Management Agreement.

INVESTMENT MANAGEMENT FEE

The Fund pays to the Investment Manager an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Investment Manager to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Investment Manager an Investment Management Fee equal to 0.95% on an annualized basis of the average monthly “Managed Assets” of the Fund. “Managed Assets” means the total assets of the Fund (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities (other than debt representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares). Average monthly Managed Assets is the sum of the daily Managed Assets for the month divided by the number of days in the month. Because the Investment Management Fee is based on Managed Assets, the Investment Manager is paid more if the Fund uses leverage, which creates a conflict of interest for the Investment Manager. The Investment Manager seeks to manage that potential conflict by utilizing leverage only when it determines such action is in the best interests of the Fund. Accrued liabilities are expenses incurred in the normal course of the Fund’s operations. The Investment Management Fee will be calculated and accrued daily and paid monthly within five (5) days of the end of each calendar month.

PERFORMANCE

Simultaneous with the Fund’s Commencement of Operations on October 1, 2018, Variant Alternative Income Fund L.P. (the “Predecessor Fund”) reorganized with and into the Fund. The Predecessor Fund maintained an investment objective, strategies and investment policies, guidelines and restrictions that were, in all material respects, equivalent to those of the Fund and at the time of the conversion of the Predecessor Fund was managed by the same Investment Manager and portfolio managers as the Fund. The Predecessor Fund was a privately placed fund and was not registered under the Investment Company Act and was not subject to certain investment limitations, diversification requirements, and other restrictions imposed by the Investment Company Act and the Code, which, if applicable, may have adversely affected its performance.

The Predecessor Fund commenced operations on October 1, 2017. The performance quoted below for periods prior to October 1, 2018 is that of the Predecessor Fund and was adjusted to reflect the Fund’s expenses (with the exception of Acquired Fund Fees and Expenses the effect of which is already incorporated into the performance of the Predecessor Fund) and the Fund’s Expense Limitation and Reimbursement Agreement. The performance returns of the Predecessor Fund are unaudited and are calculated by the Investment Manager on a total return basis. If the effect of the Fund’s Expenses Limitation and Reimbursement Agreement were not reflected in the Predecessor Fund’s returns shown below, the returns shown would be lower.

Past performance is no indication of future returns.

AVERAGE ANNUAL RETURNS
October 1, 2018 – April 30, 2020

	Past 1 Fiscal Year	Since Inception(3)
Institutional Class Shares(1)	8.38%	15.77%
Investor Shares(2)	8.14%	14.67%
Predecessor Fund(3)	5.51%	5.51%

[1]	Commenced operations on October 1, 2018

[2]	Commenced operations on October 31, 2018

[3]	Commenced operations on October 1, 2017.

MONTHLY PERFORMANCE (%) NET OF FEES

	Jan	Feb	Mar	Apr	May	June	Jul	Aug	Sept	Oct	Nov	Dec	Year
2017										0.12%	0.19%	0.42%	0.73%
2018	0.63%	0.31%	0.11%	0.48%	0.62%	0.87%	0.84%	0.44%	0.47%	0.64%	0.87%	0.74%	7.25%
2019	0.48%	0.59%	1.98%	0.82%	1.05%	1.07%	1.35%	1.07%	0.52%	0.76%	0.64%	1.24%	12.22%
2020	1.17%	0.48%	(0.50)%	(0.27)%	0.87%	0.34%	0.76%

DISTRIBUTOR

Foreside Fund Services, LLC (the “Distributor”) is the distributor (also known as principal underwriter) of the Shares of the Fund and is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Under a Distribution Agreement with the Fund, the Distributor acts as the agent of the Trust in connection with the continuous offering of shares of the Fund. The Distributor continually distributes shares of the Fund on a best efforts basis. The Distributor has no obligation to sell any specific quantity of Fund shares. The Distributor and its officers have no role in determining the investment policies or which securities are to be purchased or sold by the Fund.

The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of shares of the Fund. With respect to certain financial intermediaries and related fund “supermarket” platform arrangements, the Fund and/or the Investment Manager, rather than the Distributor, typically enter into such agreements. These financial intermediaries may charge a fee for their services and may receive shareholder service or other fees from parties other than the Distributor. These financial intermediaries may otherwise act as processing agents and are responsible for promptly transmitting purchase, redemption and other requests to the Fund.

Investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase shares. Investors purchasing shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their financial intermediary. The financial intermediary, and not its customers, will be the shareholder of record, although customers may have the right to vote Shares depending upon their arrangement with the intermediary. The Distributor does not receive compensation from the Fund for its distribution services. The Investment Manager pays the Distributor a fee for certain distribution-related services. Subject to the receipt of an exemptive order from the SEC, the Fund has adopted a Distribution and Service Plan with respect to Investor Class Shares in compliance with Rule 12b-1 under the Investment Company Act. The Distribution and Service Plan allows the Fund to pay distribution and servicing fees for the sale and servicing of its Investor Class Shares to the Fund’s Distributor and/or other qualified recipients.

Pursuant to the Distribution Agreement, the Distributor is solely responsible for its costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Distribution Agreement also provides that the Fund will indemnify the Distributor and its affiliates and certain other persons against certain liabilities. Specifically, the Distribution Agreement provides that the Fund shall indemnify, defend and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Distributor (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur arising out of or relating to (i) the Distributor serving as distributor of the Fund; (ii) the Fund’s breach of any of its obligations, representations, warranties or covenants; (iii) the Fund’s failure to comply with any applicable securities laws or regulations; or (iv) any claim that the registration statement, prospectus, shareholder reports, sales literature and advertising materials or other information filed or made public by the Fund (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided, however, that the Fund’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, annual or interim report, or any such advertising materials or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Fund by the Distributor in writing and acknowledging the purpose of its use. In no event shall anything contained in the Distribution Agreement be so construed as to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations.

There is no minimum aggregate amount of Shares required to be purchased in any offering. However, shareholders purchasing Shares of the Fund may be subject to minimum investment requirements.

The Investment Manager and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into selling agreements with the Distributor) from time to time in connection with the distribution of Shares and/or the servicing of Shareholders and/or the Fund. These payments will be made out of the Investment Manager’s and/or affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

DISTRIBUTION AND SERVICING PLAN

The Fund has adopted a Distribution and Servicing Plan with respect to Investor Class Shares in compliance with Rule 12b-1 under the Investment Company Act. Under the Distribution and Servicing Plan, the Fund may pay as compensation up to 0.25% on an annualized basis of the aggregate net assets of the Fund attributable to Investor Class Shares, (the “Distribution and Servicing Fee”) to the Fund’s Distributor or other qualified recipients under the Distribution and Servicing Plan. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges. For purposes of determining the Distribution and Servicing Fee, NAV will be calculated prior to any reduction for any fees and expenses, including, without limitation, the Distribution and Servicing Fee payable. Institutional Class Shares are not subject to the Distribution and Servicing Plan.

The Distribution Servicing Fee to be paid to the Distributor for distribution of each class of Shares under the Distribution and Servicing Plan is as follows:

Class	Distribution and Servicing Fee
Institutional Class	None
Investor Class	0.25%

ADMINISTRATION

The Fund has retained the Administrator, UMB Funds Services, Inc., whose principal business address is 235 West Galena Street, Milwaukee, WI 53212, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to the Fund; (1) maintaining a list of Shareholders and generally performing all actions related to the issuance and repurchase of Shares of the Fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Fund in accordance with U.S. generally accepted accounting principles (“GAAP”) and procedures defined in consultation with the Investment Manager; (5) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with GAAP, quarterly reports of the operations of the Fund and information required for tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Investment Manager.

In consideration for these services, the Fund pays the Administrator a minimum monthly administration fee of $2,500, or $30,000 on an annualized basis (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Administrator and any partner, director, officer or employee of the Administrator, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of administration services for the Fund. The Administration Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund or the Administrator, or any partner, director, officer or employee of the Administrator, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to such fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to such fund.

CUSTODIAN

UMB Bank, n.a. (the “Custodian”), an affiliate of the Administrator, serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106.

FUND EXPENSES

The Fund pays all of its expenses or reimburses the Investment Manager or its affiliates to the extent they have previously paid such expenses on behalf of the Fund. The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the offering and issuance of Shares; all fees and expenses reasonably incurred in connection with the operation of the Fund; all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, and enforcing the Fund’s rights in respect of such investments; quotation or valuation expenses; the Investment Management Fee; the Administration Fee; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees; research expenses (including, without limitation, expenses of consultants who perform fund manager due diligence research); fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund; bank services fees; costs and expenses relating to any amendment of the Agreement and Declaration of Trust or other organizational documents of the Fund; expenses of preparing, amending, printing, and distributing the Prospectus and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Shareholders, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; shareholder recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Investment Manager or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund. The Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

“Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity; expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of shareholders (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian or transfer agent.

The Investment Manager bears all of its expenses and costs incurred in providing investment management services to the Fund, as well as travel and other expenses related to the selection and monitoring of investments. In addition, the Investment Manager is responsible for the payment of the compensation and expenses of those officers of the Fund affiliated with the Investment Manager, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund bears directly certain ongoing offering costs associated with any periodic offers of Shares which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders.

The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”), if required to ensure the Total Annual Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 1.70% and 1.45% of the average daily net assets of Investor Class Shares and Institutional Class Shares, respectively (the “Expense Limit”). Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to exceed 1.70% and 1.45% of the average daily net assets of Investor Class Shares and Institutional Class Shares, respectively. For a period not to exceed three years from the date on which a Waiver is made, the Investment Manager may recoup amounts waived or assumed, provided it is able to effect such recoupment and remain in compliance with the Expense Limit. The Expense Limitation and Reimbursement Agreement is in effect until October 31, 2020. The Expense Limitation and Reimbursement Agreement will automatically renew for consecutive one-year terms thereafter. This Agreement may be terminated at any time by the Fund’s Board of Trustees upon thirty (30) days’ written notice to the Investment Manager. This Agreement may be terminated by the Investment Manager as of the end of its then-current term upon thirty (30) days’ written notice to the Fund.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to Shareholders.

VOTING

Each Shareholder will have the right to cast a number of votes, based on the number of such Shareholder’s Shares, at any meeting of Shareholders called by the Board. Except for the exercise of such voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business and may not act for or bind the Fund.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest.

The Investment Manager and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Investment Manager and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; which may compete with the Fund for investment opportunities; and which may, subject to applicable law, co-invest with the Fund in certain transactions. The Fund may also invest, subject to applicable rules and regulations, in affiliated entities or accounts that may directly or indirectly benefit the Investment Manager or its affiliates, including Underlying Funds managed by affiliates of the Investment Manager. In addition, the Investment Manager and its affiliates and respective clients may themselves invest in securities that would be appropriate for the Fund. By acquiring Shares, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

If any Supervised Person of the Investment Manager (“Supervised Person” means any officer, director, managing director or employee of the Investment Manager, or other person who provides investment advice on behalf of the Investment Manager and is subject to the supervision and control of the Investment Manager, including interns, temporary workers or particular persons designated by the compliance officer) is aware of a personal interest that is, or might be, in conflict with the interest of any client, that Supervised Person should disclose the situation or transaction and the nature of the conflict to the Investment Manager’s compliance officer for appropriate consideration. In addition, no Supervised Person of the Investment Manager may use knowledge about pending or currently considered securities transactions for clients to directly or indirectly profit personally. Without limiting the foregoing, Supervised Persons of the Investment Manager who are planning to invest in or make a recommendation to invest in a Contemplated Security (“Contemplated Security” shall mean any security that the Investment Manager may recommend to its clients for purchase or sale, and any security related to or connected with such security), and who have a material interest in the security or a related security, must first disclose such interest to his or her manager and the Investment Manager’s compliance officer. Such manager or compliance officer shall conduct an independent review of the recommendation to purchase the security for clients and written evidence of such review shall be maintained by the compliance officer. Supervised Persons may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a client in order to avoid an actual or apparent conflict with a personal transaction in a security.

Although the Investment Manager and its affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Investment Manager or its affiliates will be appropriate for the Fund or will be referred to the Fund. The Investment Manager and its affiliates are not obligated to refer any investment opportunity to the Fund.

The directors, partners, trustees, managers, members, officers and employees of the Investment Manager and its affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Investment Manager or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, members, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, the Fund and the Investment Manager individually adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics are available on the EDGAR Database on the SEC’s website at https://www.sec.gov. and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov.

OUTSTANDING SECURITIES*

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Fund or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Investor	Unlimited	$ 0	$ 476,542,590
Institutional	Unlimited	$ 0	$ 2,568,339

*	As of August 1, 2020.

TENDER OFFERS/OFFERS TO REPURCHASE

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund is structured as a closed-end interval fund which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares.

The Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers quarterly with a Valuation Date (as defined below) on or about March 15, June 15, September 15 and December 15 of each year.

For each repurchase offer the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV determined as of approximately March 15, June 15, September 15 and December 15, as applicable (each such date, a “Valuation Date”). Shareholders tendering Shares directly through the Fund and not through a registered investment adviser or other intermediary (“Authorized Intermediary”) for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be the Valuation Date. Shareholders who tender may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. In such an event, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder. In certain circumstances, the Board may require a Shareholder to tender its Shares.

A Shareholder who tenders for repurchase only a portion of their Shares in the Fund will be required to maintain a minimum account balance of $1,000,000 for Institutional Shares and $25,000 for Investor Shares. If a Shareholder tenders a portion of their Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum of $1,000,000 for Institutional Shares or $25,000 for Investor Shares, the Fund reserves the right to repurchase all of such Shareholder’s outstanding Shares. Such minimum capital account balance requirement may also be waived by the Board or by the Investment Manager in its sole discretion, subject to applicable federal securities laws.

TENDER/REPURCHASE PROCEDURES

Once each quarter, the Fund will offer to repurchase at per-class NAV per Share no less than 5% of the outstanding Shares of the Fund, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The Fund currently intends to offer to repurchase between 5% and 25% of the Fund’s outstanding Shares each quarter, but this amount may be lowered in the sole discretion of the Board. The offer to repurchase shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act). Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the per-class NAV per Share determined as of the close of business on the Valuation Date.

Shareholders will be notified in writing about each quarterly repurchase offer, how they may request that the Fund repurchase their Shares, and the “Repurchase Request Deadline,” which is the date the repurchase offer ends. Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to Shareholders and the Repurchase Request Deadline is generally thirty (30) days, but may vary from no more than forty-two (42) days to no less than twenty-one (21) days. The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The Shareholder Notification also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Valuation Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notification also will set forth the NAV per Share that has been computed no more than seven (7) days before the date of such notification, and how Shareholders may ascertain the NAV per Share after the notification date. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven (7) days after the Valuation Date. The Board may establish other policies for repurchases of Shares that are consistent with the Investment Company Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may (i) accept all Shares tendered by persons who own, beneficially or of record, an aggregate of less than one hundred shares and who tender all of their Shares, before prorating Share tenders by others; or (ii) accept by lot Shares tendered by shareholders who tender all Shares held by them and who, when tendering their Shares, elect to have all or none or at least a minimum amount or none accepted, if the company first accepts Shares tendered by shareholders who do not so elect. In addition, the Fund will accept the total number of Shares tendered in connection with required minimum distributions from an IRA or other qualified retirement plan. It is the Shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which the New York Stock Exchange or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of Shareholders of the Fund.

The Fund must maintain liquid assets equal to the Repurchase Offer Amount from the time that the Shareholder Notification is sent to Shareholders until the Valuation Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline. The Board has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board will take whatever action it deems appropriate to ensure compliance.

In accordance with the terms and conditions of the Agreement and Declaration of Trust, the Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, in the event that the Board determines or has reason to believe, in its sole discretion, that: (i) Shares have been transferred to, or have vested in, any person by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Shareholder; (ii) ownership of the Shares by such Shareholder or other person will cause the Fund to be in violation of, or subject the Fund or the Investment Manager to additional registration or regulation under the securities, commodities, or other laws of the

United States or any other jurisdiction; (iii) continued ownership of the Shares by such Shareholders may be harmful or injurious to the business or reputation of the Fund or the Investment Manager, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true, or the Shareholder has breached any covenant made by it in connection with the acquisition of Shares; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Shares in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Shareholder.

TRANSFERS OF SHARES

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of a Share must also be accompanied by a properly completed investor application in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Shares, the balance of the account of each of the transferee and transferor is less than $1,000. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder, will be entitled to the distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Agreement and Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Agreement and Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Investment Manager, and each other Shareholder, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Agreement and Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

ANTI-MONEY LAUNDERING

If the Fund, the Investment Manager or any governmental agency believes that the Fund has sold Shares to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Investment Manager or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Shares. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

LEVERAGE

The borrowing of money, use of swap agreements, options or other derivative instruments, use of short sales, and the issuance of preferred stock and debt securities represent the leveraging of the Fund’s common stock. The issuance of additional common stock may enable the Fund to increase the aggregate amount of its leverage or to maintain any existing leverage. The financing entity or counterparty on any swap, option or other derivative instrument may be any entity or institution which the Investment Manager determines to be creditworthy.

The Fund may be subject to certain restrictions on investments imposed by lenders or by one or more rating agencies that may issue ratings for any senior securities issued by the Fund. Borrowing covenants or rating agency guidelines may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the Investment Company Act.

As a result of this leverage, a relatively small movement in the spread relationship between the securities and commodities interests the Fund indirectly owns and those which it has indirectly sold short may result in substantial losses.

The Fund reserves the right at any time to use financial leverage to the extent permitted by the Investment Company Act (50% of total assets for preferred stock and 33 1/3% of total assets for senior debt securities) or the Fund may elect to reduce the use of leverage or use no leverage at all. The Fund considers market conditions at the time leverage is incurred and monitors for asset coverage ratios relative to Investment Company Act requirements and the Fund’s financial covenants on an ongoing basis. Leverage as a percentage of the Fund’s total assets will vary depending on market conditions, but will normally range between 0% and 25%. The timing and terms of any leverage transactions will be determined by the Board. Additionally, the percentage of the Fund’s assets attributable to leverage may vary significantly during periods of extreme market volatility and will increase during periods of declining market prices of the Fund’s portfolio holdings. The Fund generally will not use leverage unless the Fund believes that leverage will serve the best interests of the Fund’s shareholders. The Fund anticipates that the Fund’s initial leverage will consist of borrowings pursuant to a credit facility. The principal factor used in making this determination is whether the potential return is likely to exceed the cost of leverage. The Fund will not issue additional leverage where the estimated costs of issuing such leverage and the on-going cost of servicing the payment obligations on such leverage exceed the estimated return on the proceeds of such leverage. In making the determination of whether to issue leverage, the Fund must rely on estimates of leverage costs and expected returns. Actual costs of leverage vary over time depending on interest rates and other factors. In addition, the percentage of the Fund’s assets attributable to leverage may vary significantly during periods of extreme market volatility and will increase during periods of declining market prices of the Fund’s portfolio holdings. Actual returns vary depending on many factors. The Board also will consider other factors, including whether the current investment opportunities will help the Fund achieve its investment objective and strategies.

Under the Investment Company Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance, the value of the Fund’s total assets (including the proceeds of such issuance) less all liabilities and indebtedness not represented by senior securities is at least equal to 200% of the total of the aggregate amount of senior securities representing indebtedness plus the aggregate liquidation value of any outstanding preferred stock. Stated another way, the Fund may not issue preferred stock that, together with outstanding preferred stock and debt securities, has a total aggregate liquidation value and outstanding principal amount of more than 50% of the value of the Fund’s total assets, including the proceeds of such issuance, less liabilities and indebtedness not represented by senior securities. In addition, the Fund is not permitted to declare any distribution on its common stock, or purchase any of the Fund’s shares of common stock (through tender offers or otherwise) unless the Fund would satisfy this 200% asset coverage requirement test after deducting the amount of such distribution or share price, as the case may be. The Fund may, as a result of market conditions or otherwise, be required to purchase or redeem preferred stock, or sell a portion of its investments when it may be disadvantageous to do so, in order to maintain the required asset coverage. Common stockholders would bear the costs of issuing additional preferred stock, which may include offering expenses and the ongoing payment of distributions. Under the Investment Company Act, the Fund may only issue one class of preferred stock.

Under the Investment Company Act, the Fund is not permitted to incur indebtedness unless immediately after doing so the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness. Additionally, under the Investment Company Act, the Fund may not declare any dividend or other distribution upon any class of its Shares, or repurchase any such Shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such repurchase, asset coverage of at least 300% after deducting the amount of such dividend, distribution, or repurchase price, as the case may be.

Effects of Leverage

Assuming the use of leverage in the amount of 7.5% of the Fund’s total assets and an annual interest rate on leverage of 6% payable on such leverage based on estimated market interest rates as of the date of this Prospectus, the additional income that the Fund must earn (net of estimated expenses related to leverage) in order to cover such interest payments is 0.45%. The Fund’s actual cost of leverage will be based on market interest rates at the time the Fund undertakes a leveraging strategy, and such actual cost of leverage may be higher or lower than that assumed in the previous example.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total return on Shares, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be. In other words, the Fund’s actual returns may be greater or less than those appearing in the table below. The table further reflects the use of leverage representing approximately 7.5% of the Fund’s assets after such issuance and the Fund’s currently projected annual interest rate of 6%. See “ PRINCIPAL RISK FACTORS—GENERAL RISKS—BORROWING, USE OF LEVERAGE.” The table does not reflect any offering costs of Shares or leverage.

Assumed Portfolio Return (Net of Expenses)	-10.00%	-5.00%	0.00%	5.00%	10.00%
Corresponding Return to Shareholder	-11.2%	-5.8%	-0.5%	4.9%	10.3%

Total return is composed of two elements—the dividends on Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the cost of leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns. As the table shows, leverage generally increases the return to Shareholders when portfolio return is positive or greater than the costs of leverage and decreases return when the portfolio return is negative or less than the costs of leverage.

CALCULATION OF NET ASSET VALUE

GENERAL

The Fund calculates its NAV as of the close of business on each business day and at such other times as the Board may determine, including in connection with repurchases of Shares, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board (each, a “Determination Date”).

The Board has approved valuation procedures for the Fund (the “Valuation Procedures”). The Valuation Procedures provide that the Fund will value its investments at fair value. The Board has delegated the day to day responsibility for determining these fair values in accordance with the policies it has approved to the Investment Manager. The Investment Manager’s Valuation Committee (the “Valuation Committee”) will oversee the valuation of the Fund’s investments on behalf of the Fund. The Board reviews and ratifies the execution of this process and the resultant fair value prices at least quarterly.

Short-term securities, including bonds, notes, debentures and other debt securities, and money market instruments such as certificates of deposit, commercial paper, bankers’ acceptances and obligations of domestic and foreign banks, with maturities of 60 days or less, for which reliable market quotations are readily available shall each be valued at current market quotations as provided by an independent pricing service or principal market maker.

For equity and equity-related securities that are freely tradable and listed on a securities exchange or over-the-counter market, the Fund fair values those securities at their last sale price on that exchange or over-the-counter market on the valuation date. If the security is listed on more than one exchange, the Fund will use the price from the exchange that it considers to be the principal exchange on which the security is traded. Securities listed on the NASDAQ will be valued at the NASDAQ Official Closing Price, which may not necessarily represent the last sale price. If there has been no sale on such exchange or over-the-counter market on such day, the security will be valued at the mean between the last bid price and last ask price on such day.

Fixed income securities (other than the short-term securities as described above) shall be valued by (a) using readily available market quotations based upon the last updated sale price or a market value from an approved pricing service generated by a pricing matrix based upon yield data for securities with similar characteristics or (b) by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security. If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Investment Manager not to reflect the market value, the Valuation Committee will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures. In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold and the differences may be significant.

Prior to investing in any Underlying Fund, the Investment Manager will conduct an initial due diligence review of the valuation methodologies utilized by the Underlying Fund, which generally shall be based upon readily observable market values when available, and otherwise utilize principles of fair value that are reasonably consistent with those used by the Fund for valuing its own investments. Subsequent to investment in an Underlying Fund, the Investment Manager will monitor the valuation methodologies used by each Underlying Fund. The Fund bases its NAV on valuations of its interests in Underlying Funds provided by the managers of the Underlying Funds and/or their agents. These valuations involve significant judgment by the managers of the Underlying Funds and may differ from their actual realizable value. Under certain circumstances, the Valuation Committee may modify the managers’

valuations based on updated information received since the last valuation date. The Valuation Committee may also modify valuations if the valuations are deemed to not fully reflect the fair value of the investment. Valuations will be provided to the Fund based on interim unaudited financial records of the Underlying Funds, and, therefore, will be estimates and may fluctuate as a result. The Board, the Investment Manager and the Valuation Committee may have limited ability to assess the accuracy of these valuations.

In circumstances in which market quotations are not readily available or are deemed unreliable, or in the case of the valuation of private, direct investments, such investments may be valued as determined in good faith using methodologies approved by the Board. In these circumstances, the Fund determines fair value in a manner that seeks to reflect the market value of the security on the valuation date based on consideration by the Valuation Committee of any information or factors deemed appropriate. The Valuation Committee may engage third party valuation consultants on an as-needed basis to assist in determining fair value.

Fair valuation involves subjective judgments, and there is no single standard for determining the fair value of an investment. The fair value determined for an investment may differ materially from the value that could be realized upon the sale of the investment. Fair values used to determine the Fund’s NAV may differ from quoted or published prices, or from prices that are used by others, for the same investment. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’ investments in the Fund. Information that becomes known to the Fund or its agents after the NAV has been calculated on a particular day will not be used to retroactively adjust the price of a security or the NAV determined earlier. Prospective investors should be aware that situations involving uncertainties as to the value of investments could have an adverse effect on the Fund’s NAV if the judgments of the Board or the Valuation Committee regarding appropriate valuations should prove incorrect.

SUSPENSION OF CALCULATION OF NET ASSET VALUE

As noted above, the Fund calculates its NAV as of the close of business on each business day. However, there may be circumstances where it may not be practicable to determine an NAV, such as during any period when the principal stock exchanges for securities in which Fund have invested their assets are closed other than for weekends and customary holidays (or when trading on such exchanges is restricted or suspended). In such circumstances, the Board (after consultation with the Investment Manager) may suspend the calculation of NAV. The Fund will not accept subscriptions for Shares if the calculation of NAV is suspended, and the suspension may require the termination of a pending repurchase offer by the Fund (or the postponement of the Valuation Date for a repurchase offer). Notwithstanding a suspension of the calculation of NAV, the Fund will be required to determine the value of its assets and report NAV in its semi-annual and annual reports to Shareholders, and in its reports on Form N-PORT filed with the SEC after the end of the first and third quarters of the Fund’s fiscal year. The Fund will resume calculation of NAV after the Board (in consultation with the Investment Manager) determines that conditions no longer require suspension of the calculation of NAV.

DIVIDEND REINVESTMENT PLAN

The Fund has a dividend reinvestment plan (the “DRIP”). Unless a Shareholder elects to receive cash by contacting the Fund’s Administrator, UMB Fund Services, Inc. at (877) 770-7717 or 235 West Galena Street, Milwaukee, WI 53212, all dividends and/or capital gains distributions declared on Shares will be automatically reinvested in additional Shares at the Fund’s then current NAV. Shareholders who elect not to participate in the DRIP will receive all dividends and capital gains distributions in cash paid by check mailed directly to the shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee) by the Administrator as dividend disbursing agent. Participation in the DRIP is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers or dealers may automatically elect to receive cash on behalf of Shareholders who hold their Shares in the broker or dealer’s name and may re-invest that cash in additional Shares. Reinvested Dividends will increase the Fund’s assets on which the Investment Management Fee is payable to the Investment Manager.

Whenever the Fund declares a dividend and/or capital gain payable in cash, non-participants in the DRIP will receive cash and participants in the DRIP will receive the equivalent in Shares. The Shares will be acquired by the Administrator for the DRIP participants’ accounts through receipt of additional unissued but authorized Shares from the Fund (“Newly Issued Shares”).

The Administrator maintains all Shareholders’ accounts in the DRIP and furnishes written confirmation of all transactions in the accounts, including information needed by Shareholders for tax records. Shares in the account of each DRIP participant will be held by the Administrator on behalf of the DRIP participant, and each Shareholder proxy will include those Shares purchased or received pursuant to the DRIP. The Administrator will forward all proxy solicitation materials to participants and vote proxies for Shares held under the DRIP in accordance with the instructions of the participants.

Beneficial owners of Shares who hold their Shares in the name of a broker or dealer should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the DRIP. In the case of Shareholders such as banks, brokers or dealers that hold shares for others who are the beneficial owners, the Administrator will administer the DRIP on the basis of the number of Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the DRIP.

There will be no brokerage charges with respect to Shares issued directly by the Fund. The automatic reinvestment of dividends and/or capital gains in Shares under the DRIP will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and/or capital gains, even though such participants have not received any cash with which to pay the resulting tax. See “TAXES – TAXATION OF THE FUND – Distributions to Shareholders” below.

The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases in the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

All correspondence or questions concerning the Plan should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at (877) 770-7717 or 235 West Galena Street, Milwaukee, WI 53212.

TAXES

INTRODUCTION

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Shares. Because the federal income tax consequences of investing in the Fund may vary from Shareholder to Shareholder depending on each Shareholder’s unique federal income tax circumstances, this summary does not attempt to discuss all of the federal income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non U.S. persons, insurance companies, entities exempt from federal income tax, regulated investment companies, dealers in commodities and securities and pass through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences, it does so in a very general manner. Finally, this summary does not purport to discuss federal tax consequences (such as estate and gift tax consequences) other than those arising under the federal income tax laws. You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of Shares.

The following summary is based upon the Code as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Fund or its Shareholders will continue to be as described herein.

The Fund has not sought or obtained a ruling from the Internal Revenue Service (the “IRS”) (or any other federal, state, local or foreign governmental agency) or an opinion of legal counsel as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation or with the tax positions taken by the Fund.

Except where specifically noted, this summary relates solely to U.S. Shareholders. A U.S. Shareholder for purposes of this discussion is a person who is a citizen or a resident alien of the U.S., a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S. or any political subdivision thereof, an estate whose income is subject to U.S. federal income tax regardless of its source or a trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

TAXATION OF THE FUND

The below is a summary of certain U.S. federal income tax considerations relevant under current law, which is subject to change. Except where otherwise specifically indicated, the discussion relates to investors who are individual U.S. citizens or residents. You should consult your own tax adviser regarding tax considerations relevant to your specific situation, including federal, state, local and non-U.S. taxes.

The Fund has qualified and intends to continue to qualify as a RIC under Subchapter M of Subtitle A, Chapter 1 of the Code. As a RIC, the Fund generally is exempt from U.S. federal income tax on its net investment income and realized capital gains that it distributes to Shareholders. To qualify for treatment as a RIC, the Fund must meet three important tests each year.

First, the Fund must derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to its business of investing in stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, generally, at the close of each quarter of its taxable year, at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other RICs, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of its total assets in securities of the issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer), and no more than 25% of the value of the Fund’s total assets may be invested in the securities of (1) any one issuer (other than U.S. government securities and securities of other regulated investment companies), (2) two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses, or (3) one or more qualified publicly traded partnerships.

Third, the Fund must distribute an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) before taking into account any deductions for dividends paid and 90% of its tax-exempt income, if any, for the year.

The Fund intends to comply with these requirements. If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a RIC. If for any taxable year the Fund were not to qualify as a RIC, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Shareholders. In that event, taxable Shareholders would recognize dividend income on distributions to the extent of the Fund’s current and accumulated earnings and profits, and corporate Shareholders could be eligible for the dividends-received deduction.

The Code imposes a nondeductible 4% excise tax on RICs that fail to distribute each year an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax.

Distributions To Shareholders. The Fund contemplates declaring as distributions each year all or substantially all of its taxable income, including its net capital gain (the excess of any net long-term capital gain over net short-term capital loss). In general, distributions will be taxable to you for federal, state and local income tax purposes unless you are a tax-exempt entity, including qualified retirement plans or individual retirement accounts. Distributions are taxable whether they are received in cash or reinvested in Fund Shares under the DRIP. A Shareholder may thus recognize income and gains taxable for federal, state and local income tax purposes and not receive any cash distributions to pay any resulting taxes. Fund distributions attributable to short-term capital gains and net investment income will generally be taxable to you as ordinary income, except as discussed below.

Fund distributions, if any, that are attributable to “qualified dividend income” or “long-term capital gains” earned by the Fund would be taxable to non-corporate Shareholders at reduced rates. Shareholders must have owned the Fund Shares for at least sixty-one (61) days during the one hundred twenty-one (121) day period beginning sixty (60) days before the ex-dividend date (and the Fund will need to have a similar holding period requirement with respect to the shares of the corporation paying the qualifying dividend) to benefit from the lower rates on qualified dividend income. However, U.S. individuals with modified adjusted gross income exceeding $200,000 ($250,000 for married couples filing jointly) and trusts and estates with income above specified levels are subject to a 3.8% tax on their net investment income, which includes interest, dividends and capital gains.

Shareholders are generally taxed on any dividends from the Fund in the year they are actually distributed. Dividends declared in October, November or December of a year, and paid in January of the following year, will generally be treated for federal income tax purposes as having been paid to Shareholders on December 31st of the year in which the dividend was declared.

If you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as “buying into a dividend.”

Expenses. As long as the Fund is not continuously offered pursuant to a public offering, regularly traded on an established securities market or does not have at least five hundred (500) shareholders at all times during the taxable year, certain expenses incurred by the Fund that if paid by an individual would be deductible only as “miscellaneous itemized deductions” are generally not deductible by the Fund. Instead each Shareholder will be treated as if it received a dividend in an amount equal to its allocable share of the Fund’s expenses and then having paid such expenses itself. For non-corporate taxpayers, such expenses will generally be “miscellaneous itemized deductions” and under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, the ability for non-corporate taxpayers to deduct miscellaneous itemized deductions has been suspended.

Certain Withholding Taxes. The Fund may be subject to taxes, including foreign withholding taxes, attributable to investments of the Fund. If at the close of the Fund’s taxable year more than 50% of the value of its assets consists of foreign stock or securities, the Fund will be eligible to elect, for federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding and other foreign income taxes, as paid by its Shareholders. If eligible and the Fund so elects, the pro rata amount of such foreign taxes paid by the Fund will be included in its Shareholders’ income and each such Shareholder will be entitled either (1) to credit that proportional amount of taxes against U.S. federal income tax liability as a foreign tax credit or (2) to take that amount as an itemized deduction. The Fund does not expect to be able to make such election.

Sales, Exchanges And Redemptions. You will recognize taxable gain or loss on a sale, exchange or redemption of your Shares in an amount equal to the difference between your tax basis in the Shares and the amount you receive for them. Generally, this gain or loss will be long-term or short-term depending on whether your holding period exceeds twelve (12) months. Certain special tax rules may apply to losses realized in some cases. Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the Fund Shares. Additionally, any loss realized on a disposition of Shares of the Fund may be disallowed under “wash sale” rules to the extent the Shares disposed of are replaced with other Shares of the Fund within a period of sixty-one (61) days beginning thirty (30) days before and ending thirty (30) days after the Shares are disposed of, such as pursuant to a dividend reinvestment in Shares of the Fund. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired.

The Fund is required to compute and report to the IRS and furnish to Shareholders the cost basis of Shares sold or exchanged. The Fund has elected to use the First In, First Out (“FIFO”) method, unless you instruct the Fund to select a different IRS-accepted method, or choose to specifically identify your Shares at the time of each sale or exchange. If your account is held by your broker or other advisor, they may select a different method. In these cases, please contact the holder of your Shares to obtain information with respect to the available methods and elections for your account. You should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on your federal and state income tax returns. Shareholders should consult with their tax advisers to determine the best IRS-accepted cost basis method for their tax situation and to obtain more information about how the cost basis reporting requirements apply to them.

IRAs and Other Tax Qualified Plans. In general, dividends received and gain or loss realized with respect to shares held in an IRA or other tax qualified plan are not currently taxable unless the Fund Shares were acquired with borrowed funds.

Reportable Transactions. Pursuant to the Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Fund Shares.

U.S. Tax Treatment Of Foreign Shareholders. Nonresident aliens, foreign corporations and other foreign investors in the Fund will generally be exempt from U.S. federal income tax on Fund distributions attributable to net capital gains. However, the Fund does not expect to make significant distributions that will be designated as net capital gains. The exemption may not apply, however, if the investment in the Fund is connected to a trade or business of the foreign investor in the United States or if the foreign investor is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

Fund distributions attributable to other categories of Fund income, such as interest, and dividends from companies whose securities are held by the Fund, will generally be subject to a 30% withholding tax when paid to foreign Shareholders. However, the Fund may be able to designate a portion of the distributions made as interest related dividends or short term capital gain dividends which are generally exempt from this withholding tax. The withholding tax may, however, be reduced (and, in some cases, eliminated) under an applicable tax treaty between the United States and a Shareholder’s country of residence or incorporation, provided that the Shareholder furnishes the Fund with a properly completed Form W-8BEN or Form W-8BEN-E, as applicable, to establish entitlement for these treaty benefits.

A foreign investor will generally not be subject to U.S. tax on gains realized on sales or exchanges of Fund Shares unless the investment in the Fund is connected to a trade or business of the investor in the United States or if the investor is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

In addition, the Fund will also generally be required to withhold 30% tax on certain payments to foreign entities that do not provide a Form W-8BEN-E that evidences their compliance with, or exemption from, specified information reporting requirements under the Foreign Account Tax Compliance Act.

All foreign investors should consult their own tax advisors regarding the tax consequences of an investment in the Fund in their country of residence.

Taxation of Certain Investments. The tax principles applicable to transactions in financial instruments, such as futures contracts and options, that may be engaged in by the Fund, and investments in passive foreign investment companies (“PFICs”), are complex and, in some cases, uncertain. Such transactions and investments may cause the Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to Shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to Shareholders as ordinary income.

In addition, in the case of any shares of a PFIC in which the Fund invests, the Fund may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Fund fails to make an election to recognize income annually during the period of its ownership of the shares.

State and Local Taxes. In addition to the U.S. federal income tax consequences summarized above, you may be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of the Fund’s distributions, if any, that are attributable to interest on U.S. government securities. Although the Fund expects to qualify as a RIC and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, the Fund may be subject to the tax laws of such states or localities.

Information Reporting And Backup Withholding. Under applicable “backup withholding” requirements, the Fund may be required in certain cases to withhold and remit to the IRS a percentage of taxable dividends or gross proceeds realized upon sale payable to Shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the IRS for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are “exempt recipients.” The current backup withholding rate is 24%. The amount of any backup withholding from a payment to a Shareholder will be allowed as a credit against the Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is timely furnished to the IRS.

OTHER TAX MATTERS

The preceding is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Fund.

ERISA AND CODE CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Plan”), certain individual retirement accounts (“IRAs”), or certain Keogh plans, should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, the avoidance of prohibited transactions, and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of the ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment, the income taxes (if any) attributable to the investment, and the projected return of the investment relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with ERISA’s fiduciary responsibilities and the foregoing considerations. If a fiduciary with respect to any such ERISA Plan breaches such responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Non-ERISA-covered IRAs and Keogh plans and other arrangements not subject to ERISA, but subject to the prohibited transaction rules of Section 4975 of the Code (“Code Plans”; together with ERISA Plans, “Plans”), should determine whether an investment in the Fund will violate those rules.

Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of the Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility rules and ERISA and the Code’s prohibited transaction rules. Thus, the Investment Manager will not be a fiduciary within the meaning of ERISA and the Code with respect to the assets of any Plan that becomes a Shareholder of the Fund, solely as a result of the Plan’s investment in the Fund.

Certain prospective ERISA Plan investors may currently maintain relationships with the Investment Manager or with other entities that are affiliated with the Investment Manager. Each of such persons may be deemed to be a party in interest to, a disqualified person of, and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory, or other services. ERISA and the Code prohibit ERISA Plan assets from being used for the benefit of a party in interest or disqualified person and also prohibit a fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. ERISA Plan fiduciaries will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that they are duly authorized to make such investment decisions, and that they have not relied on any individualized advice or recommendation of such affiliated persons as a primary basis for the decision to invest in the Fund.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by the future publication or the future applicability of final regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

DESCRIPTION OF SHARES

The Fund is authorized to offer two separate classes of Shares designated as Institutional Class Shares and Investor Class Shares. While the Fund presently offers two classes of Shares, it may offer other classes of Shares as well in the future. From time to time, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Institutional Class Shares and Investor Class Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) the addition of sales loads; (7) any conversion features, as permitted under the Investment Company Act.

PURCHASING SHARES

PURCHASE TERMS

The minimum initial investment in Institutional Class Shares by any investor is $1 million and the minimum initial investment in Investor Class Shares by any investor is $25,000. However, the Fund, in its sole discretion, may accept investments below the minimum with respect to Institutional Class Shares. Shares may be purchased by principals and employees of the Investment Manager or its affiliates and their immediate family members without being subject to the minimum investment requirements. The purchase price for each class of Shares is based on the NAV per Share of that Class as of the date such Shares are purchased.

Neither Investor Class Shares nor Institutional Class Shares are subject to any initial sales charge. However, investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Administrator. The returned check and stop payment fee is currently $25.

Shares are generally offered for purchase on each business day, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. Orders will be priced at the appropriate price next computed after the order is received by the Fund. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time.

In general, an investment will be accepted if the investor meets the Fund’s eligibility requirement and a completed investor application and funds are received in good order. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time.

Investors may also buy Shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy Shares of the Fund (collectively, “Financial Intermediaries”). Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and received by the Fund. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund and forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV per Share of that Class next computed after it is received by the Financial Intermediary.

Investors may be charged a fee if they effect transactions through an intermediary, broker or agent. The Fund has authorized one or more brokers to receive on its behalf purchase orders. Such brokers are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. The Fund will be deemed to have received a purchase order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order. Purchase orders will be priced at the Fund’s NAV per Share of that Class next computed after they are received by an authorized broker or the broker’s authorized designee.

TERM, DISSOLUTION AND LIQUIDATION

The Fund may be dissolved upon approval of a majority of the Trustees. Upon the liquidation of the Fund, its assets will be distributed first to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, including actual or anticipated liquidation expenses, other than debts, liabilities or obligations to Shareholders, and then to the Shareholders proportionately in accordance with the amount of Shares that they own. Assets may be distributed in-kind on a proportionate basis if the Board or liquidator determines that the distribution of assets in-kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

REPORTS TO SHAREHOLDERS

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund provides Shareholders with unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders also will be provided with reports regarding the Fund’s operations each quarter.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on April 30. The Fund’s taxable year is the 12-month period ending on October 31.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

The Board has selected Cohen & Company, Ltd. located at 151 North Franklin Street, Suite 575, Chicago, IL 60606, as the independent registered public accounting firm of the Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund.

INQUIRIES

Inquiries concerning the Fund and Shares (including procedures for purchasing Shares) should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 235 West Galena Street, Milwaukee, WI 53212 or by calling the Fund toll-free at (877) 770-7717.

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THE VARIANT ALTERNATIVE INCOME FUND

c/o UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212

Investment Manager	Transfer Agent / Administrator
Variant Investments, LLC 10300 SW Greenburg Road, Suite 308 Portland, OR 97223	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212

Custodian Bank	Distributor
UMB Bank,n.a. 1010 Grand Boulevard Kansas City, MO 64106	Foreside Fund Services, LLC Three Canal Plaza, Suite 100 Portland, ME 04101

Independent Registered Public Accounting Firm	Fund Counsel
Cohen & Company, Ltd. 151 North Franklin Street, Suite 575 Chicago, IL 60606	Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103-6996